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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Beckman Coulter, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      February 27, 2004

Dear Stockholder:

        I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Thursday, April 1, 2004, at 10:00 a.m. at the Company's corporate headquarters located in Fullerton, California.

        At this year's meeting, in addition to the election of three directors, you will be asked to approve the Company's 2004 Long-Term Performance Plan. This 2004 plan serves as a replacement for the expired 1998 Incentive Compensation Plan, which has been an important part of our Company' success. The 2004 Long-Term Performance Plan is designed to assist us in continuing this success. I urge you to vote, as the Board of Directors has recommended, for the director nominees and for the approval of the 2004 Long-Term Performance Plan.

        Attached you will find a notice of meeting and proxy statement that contains further information about these items as well as specific details of the meeting.

        Your vote is important. Whether or not you expect to attend this meeting, I encourage you to vote. Please sign and return your proxy card, or use telephone or Internet voting prior to the meeting. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.

Sincerely,

John P. Wareham Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        You are invited to attend the 2004 Beckman Coulter, Inc. Annual Meeting of Stockholders:

When:	10:00 a.m. (local Pacific time) on Thursday, April 1, 2004
Where:	Corporate Headquarters, 4300 N. Harbor Blvd., Fullerton, CA
Items of Business:	• To elect a class of directors to serve, until the expiration of their term in 2007 and until their successors are elected and qualified (Proposal 1)
• To approve the Company's Long-Term Performance Plan
• To conduct such other business as may properly come before the meeting or any adjournment thereof
Record Date:	You are entitled to vote if you are a stockholder of record at the close of business on February 2, 2004.
Voting by Proxy:
Your Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and properly voted. Please see the attached Proxy Statement and enclosed proxy card for information on submitting your proxy over the Internet, by telephone, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on withdrawal of proxies prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly submit your proxy for each proxy card you receive in order to assure that all shares are represented.
Attendance at Meeting:	If you plan to attend, please be sure to mark the box provided on the proxy card or indicate your attendance when prompted during your Internet or telephone submission.
Recommendation:	Your Board of Directors recommends that you vote "For" Proposal 1 and Proposal 2.

        Your vote is important. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present.

By Order of the Board of Directors

William H. May Vice President, General Counsel and Secretary
February 27, 2004

i

BECKMAN COULTER, INC.
4300 N. Harbor Blvd., Box 3100
Fullerton, California 92834-3100

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Beckman Coulter, Inc., a Delaware Corporation, for use at the 2004 Annual Meeting of Stockholders. The meeting will be held at the Company's headquarters, 4300 N. Harbor Boulevard, Fullerton, California, at 10:00 a.m. (local Pacific Time) on Thursday, April 1, 2004, and any adjournment or postponement thereof. Copies of this Proxy Statement and the accompanying proxy are being mailed to stockholders on or about February 27, 2004.

        As used in this Proxy Statement, "Annual Meeting" refers to the meeting described above, "Company" or "Beckman Coulter" refers to Beckman Coulter, Inc., "Common Stock" refers to the Company's common stock, par value $.10, and "Record Date" for the Annual Meeting refers to February 2, 2004.

        On October 5, 2000, the Board of Directors of the Company declared a 2-for-1 stock split in the form of a 100% stock dividend payable on December 7, 2000, to holders of record of the Company's Common Stock as of the close of business on November 15, 2000 (the "split"). In connection with the split, certain adjustments were made to the Company's stock-based compensation plans and outstanding awards there-under. All information in this Proxy Statement regarding the Company's Common Stock and awards under the Company's stock-based compensation plans gives effect to the split and the related adjustments.

        The Company pays the cost of this solicitation, made on behalf of the Board of Directors. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile, or in person. The Company has engaged the firm of D. F. King & Co., Inc. as proxy solicitors, whose fee for such services is estimated to be $10,000 plus reimbursement of out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock.

VOTING INFORMATION

        Only holders of record of the Company's Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 62,944,928 shares of Common Stock. Each stockholder shall have one vote per share on all business of the Annual Meeting.

        The Company's Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 2,200 of the shares outstanding for voting purposes. These shares are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company's Employees' Stock Purchase Plan.

Quorum; Effect of Votes

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by stockholders who duly execute and return proxies on the accompanying proxy card, or who use the Internet or telephonic process to authorize the named proxies to vote those shares, will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy indicates a vote, an abstention from a vote, a withholding of a vote for the election of one or more nominees for director, or a broker non-vote.

        For Proposal 1, directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holder of shares entitled to vote in the election. For Proposal 2, the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting is required to approve the 2004 Long-Term Performance Plan ("2004 Plan"). Stockholders may vote for or withhold voting for any or all nominees for the Board of Directors and may vote or abstain from voting on the 2004 Plan by so indicating on the accompanying proxy card or when prompted according to Internet or telephonic proxy instructions. If a proxy instruction indicates an abstention under Proposal 2 or that a vote is being withheld in connection with the election of one or more nominees for director under Proposal 1, the shares represented by that proxy will not be counted as votes with respect to Proposal 2 or for such director nominees, although they will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter.

        Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. Proxies subject to such broker non-votes would not be counted as casting votes for or against any matter as to which authority was so withheld, and the shares covered by such proxies would not be included in determining the number of shares present at the meeting and entitled to vote on the subject matter in question. For Proposal 1, such brokers have authority to vote on the election of directors without instructions from beneficial owners. Under NYSE rules, the 2004 Long-Term Performance Plan proposal (Proposal 2) is a "non-discretionary" item, which means that NYSE member brokers who have not received instructions from the beneficial owners of Common Stock do not have discretion to vote the shares of Common Stock held by those beneficial owners on the proposal.

        The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

Proxy Voting and Revocation of Proxy

        Stockholders may choose one of three ways to submit their proxies:

  •
  Via Internet: To vote online, have the enclosed proxy/instruction card(s) in hand, go to the website on such card(s), and follow the instructions.

  •
  By Telephone: To vote via telephone, have the enclosed proxy/instruction card(s) in hand, call the toll-free telephone number on such, and follow the instructions.

  •
  By Mail: To vote by mail, mark, sign, date and mail the enclosed proxy/instruction card(s) to EquiServe Trust Company, N.A. in the enclosed U.S. postage-paid envelope.

        If you vote via the Internet or by telephone, you do not need to return the enclosed proxy/instruction card(s) by mail.

        The shares represented by duly executed and returned proxies in the accompanying form or by proxies properly submitted by use of the Internet and telephone procedures which are received in time for the Annual Meeting will be voted. A stockholder may revoke the proxy at any time prior to its use at the Annual Meeting by filing written notice of such revocation with the Secretary of the Company at the address shown above, by submitting a later dated and properly executed proxy, or by voting in person at the Annual Meeting.

        Unless you indicate otherwise in your proxy, the persons named as your proxies will vote FOR all of the nominees for director under Proposal 1 and FOR approval of the 2004 Long Term Performance Plan under Proposal 2. Although the Company does not presently know of any other business to be presented at the meeting, should any other business properly come before the meeting, the persons named as your proxies, to the extent permitted by law, will have discretion to vote and will vote in accordance with their best judgment.

PROPOSAL 1: ELECTION OF DIRECTORS

        Three members of the Board are proposed to be elected for a term expiring at the annual meeting of stockholders in 2007 and until their successors are duly elected and qualified.

        The Board currently consists of ten persons and is divided into three classes, with the term of office of one class expiring each year. All director nominees are currently directors of the Company. The Nominating and Corporate Governance Committee has recommended each of the nominees. Each of the nominees has consented to serve as director for the three-year term. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee, or nominees, as may be designated by the Board unless the Board reduces the number of directors accordingly.

Director Nominees For Term Expiring In 2007

Ronald W. Dollens

        Mr. Dollens, 57, is President and Chief Executive Officer of Guidant Corporation, a global leader in the medical device industry. Guidant Corporation provides innovative, minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease. Prior to the formation of Guidant Corporation in December 1994, Mr. Dollens served as President of Eli Lilly and Company's Medical Devices and Diagnostics Division (MDD). In 1985, Mr. Dollens was named Senior Vice President, Sales, Marketing, and Product Development for Advanced Cardiovascular Systems, Inc. (ACS), a MDD company. In 1988, he became ACS' President and Chief Executive Officer. He assumed his current post as President and Chief Executive Officer of Guidant when the company was formed in 1994. Mr. Dollens serves on the Board and is former Chairman of the Advanced Medical Technology Association (AdvaMed), previously known as the Health Industry Manufacturers Association (HIMA), and is on the Boards of Alliance for Aging Research, Healthcare Leadership Council, Indiana Health Industry Forum, Kennetic Concepts, Inc., and United Way of Central Indiana. He also serves on the Boards of Butler University, Eiteljorg Museum, and St. Vincent Hospital Foundation. Additionally, Mr. Dollens was appointed by the U.S. Health and Human Services Secretary and serves on the Advisory Committee on Regulatory Reform. He has been a director of Beckman Coulter since 1999.

Charles A. Haggerty

        Mr. Haggerty, 62, is currently Chief Executive Officer of Le Conte Assoc., LLC, a consulting & investment company in Laguna Niguel, California. Previously, he was Chairman, President and Chief Executive Officer of Western Digital Corporation, a manufacturer of hard disk drives from 1993 until his retirement in 2000. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM's Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. Mr. Haggerty also serves as a director of Pentair, Inc. and Deluxe Corporation. He has been a director of Beckman Coulter since 1996.

William N. Kelley, M.D

        Dr. Kelley, 64, is a Professor of Medicine and Professor of Biochemistry and Biophysics at the University of Pennsylvania School of Medicine. He served as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University from 1989 to 2000. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Trustees of Emory University. He is a member of the Institute of Medicine of the National Academy of Sciences. He is a fellow of the American Academy of Arts and Sciences, a member of the Association of American Physicians and the American Philosophical Society, and a Master of the American College of Physicians. Dr. Kelley is a director of Merck & Co., Inc., GenVec,Inc., and Advanced Biosurfaces. He has been a director of Beckman Coulter since 1994.

        The Board of Directors recommends a vote "FOR" the above nominees. The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the director nominees listed above, unless authority to vote for one or more of such nominees is withheld in the proxy. The proxies cannot be voted for a greater number of persons than the number of nominees named. A plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election is required to elect directors.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Continuing Directors

        In addition to directors elected at this Annual Meeting, seven directors continue in office with terms expiring in 2005 and 2006. The following directors compose the remainder of the Board with terms expiring as shown:

•
Term Expiring In 2005

        HUGH K. COBLE, 69, is Vice Chairman Emeritus of the Board of Fluor Corporation, a global engineering and construction company. He joined Fluor Corporation in 1966 where he held various executive positions in marketing and operations with over ten years of international assignments and retired in 1997 after thirty-one years of service. He is a member of the American Institute of Chemical Engineers, the National Society of Professional Engineers, the American Petroleum Institute, and the World Business Advisory Council. He also serves on the board of directors of Flowserve Corporation. Mr. Coble has been a director of Beckman Coulter since 1996.

        VAN B. HONEYCUTT, 59, is Chairman and Chief Executive Officer of Computer Sciences Corporation ("CSC"), a worldwide provider of management consulting and information technology solutions and services. He joined CSC in 1975 and has held many posts with CSC and its subsidiaries, including most recently those of President and Chief Operating Officer of CSC from 1993 to 1995, and President and Chief Executive Officer from 1995 to 2001. He became Chairman in 1997 and continues as Chairman and

Chief Executive Officer to the present. He also serves as a member of the President's National Security Telecommunications Advisory Committee, which consists of no more than thirty presidentially appointed industry leaders who provide industry-based analyses and recommendations on a wide range of policy and technical issues. Mr. Honeycutt also serves as a director of Tenet Healthcare Corporation. He has been a director of Beckman Coulter since 1998.

        JOHN P. WAREHAM, 62, is Chairman and Chief Executive Officer of Beckman Coulter. He was Chairman, President and Chief Executive Officer until December 2003. He became Chairman in February 1999, Chief Executive Officer in September 1998 and President in October 1993. He also served as the Company's Chief Operating Officer from October 1993 to September 1998 and as Vice President, Diagnostic Systems Group, from 1984 to 1993. Prior to 1984, he had served as President of Norden Laboratories, Inc., a wholly owned subsidiary of SmithKline Beckman Corporation engaged in developing, manufacturing and marketing veterinary pharmaceuticals and vaccines, having first joined SmithKline Corporation, a predecessor of SmithKline Beckman Corporation, in 1968. He is a director and past Chairman of AdvaMed, the Advanced Medical Technology Association (formerly the Health Industry Manufacturers Association), a member of the Board of Trustees of the Manufacturers Alliance/MAPI, the National Association of Manufacturers (NAM), and the California Healthcare Institute (CHI). He is also on the advisory board of the John Henry Foundation, a member of the Center for Corporate Innovation, a member of the Chief Executive Roundtable of the University of California — Irvine, a member of the Advisory Council of the Keck Graduate Institute of Applied Life Sciences, and a director of Steris Corporation. He has been a director of Beckman Coulter since 1993.

        BETTY WOODS, 65, served as President and Chief Executive Officer of Premera Blue Cross, formerly Blue Cross of Washington and Alaska, one of that area's largest health care contractors, and also served as Chief Executive Officer of PREMERA, holding company of Premera Blue Cross from 1992 until her retirement in July 2000. She joined Premera Blue Cross in 1976. She serves on the Board of Directors of Pacific Northwest Bank and the Seattle-Northwest Chapter of the National Association of Corporate Directors, is Chair of the Board of Trustees of Western Washington University, and is a founding member of the National Institute for Health Care Management. She has been a director of Beckman Coulter since 1994.

•
Term Expiring in 2006

        PETER B. DERVAN, PH.D., 58, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry in the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Boards of Gilead Sciences, GeneSoft, and Fluidigm, and is a member of the Scientific Advisory Board of the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine (NAS). He is a director of GeneSoft. He has been a director of Beckman Coulter since 1997.

        RISA J. LAVIZZO-MOUREY, M.D., MBA, 49, is President and CEO at the Robert Wood Johnson Foundation. She previously served as a Senior Vice President from April 2001 to January 2003. She served as the Director of the Institute on Aging and Chief of the Division of Geriatric Medicine from 1994 to 2001 and the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania from 1997. She is also a member of the Institute of Medicine of the National Academy of Science. She has served on numerous federal advisory committees including the Task Force on Aging Research, the Office of Technology Assessment Panel on Preventive Services for Medicare Beneficiaries, the Institute of Medicine's Panel on Disease and Disability Prevention Among Older Adults and the President's Advisory Commission on Consumer Protection and Quality in the Health Care Industry. Dr. Lavizzo-Mourey is a Director for Hanger Orthopedic Group. She has been a director of Beckman Coulter since 2001.

        GLENN S. SCHAFER, 54, has been President and board member of Pacific Life Insurance Company since 1995. He currently oversees Pacific Life's securities, real estate, institutional products, annuities and mutual funds divisions, and the broker dealer network, as well as the treasury, finance and administrative areas of the company. Mr. Schafer joined Pacific Life as Vice President, Corporate Finance, in 1986, was elected Senior Vice President and Chief Financial Officer in 1987, and in 1991, Executive Vice President and Chief Financial Officer. He is a member of the American Institute of Certified Public Accountants and a Fellow of the Life Management Institute. Mr. Schafer is also on the board of directors of Scottish Re Group Ltd. He is a co-chair on the Michigan State University President's Campaign Cabinet and serves on the Michigan State University Foundation's board of directors. He also serves on the Advisory Board of CASA (Court Appointed Special Advocates) in Orange County, California. He has been a director since 2002.

Director Independence

        All nine of the non-management members of the Board of Directors are independent under the rules of the SEC. Furthermore, the Board of Directors has concluded that eight of its nine non-management members are "independent" within the meaning of the rules of the NYSE. In making its determination, the Board of Directors applied a categorical standard discussed below. In addition, the Organization and Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors are comprised entirely of directors who are independent under the rules of the NYSE, and the members of the Audit and Finance Committee are independent under the rules of the SEC and, with the exception of Mr. Schafer, are independent under the rules of the NYSE. But for a relative working for the Company's external auditors, Mr. Schafer would also be independent under the NYSE rules. Pursuant to the NYSE transition rules relating to its recently adopted corporate governance listing standards, Mr. Schafer, the Board determined audit committee financial expert, will be able to continue to serve as a member of our Audit and Finance Committee until the Company's annual meeting in 2005. The Board of Directors has determined that each of the independent members of our Board of Directors has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries).

        In determining whether a director has had a material relationship with us, our Corporate Governance Guidelines establish a categorical standard. As long as a director has no relationships with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) other than those that would be permitted under the categorical standard, a director will be considered not to have a material relationship with the Company or any of its subsidiaries. In the event of a relationship that is not addressed by the categorical standard or that does not satisfy the categorical standard, the Board of Directors may, in its judgment, taking into account all relevant facts and circumstances, deem that relationship not to be material. The categorical standard is as follows: a relationship or transaction of the nature or type described in Item 404(a), 404(b) or 404(c) of the SEC's Regulation S-K shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the relationship or transaction does not exceed the applicable thresholds included in Item 404(a), 404(b) or 404(c) or is otherwise covered by an exclusion or exemption contained in Item 404(a), 404(b) or 404(c).

Board and Committee Meetings; Attendance at Annual Meetings

        The Board highly encourages its members to attend the annual meeting of shareholders except in the event of unforeseen circumstances. All directors attended the 2003 annual shareholder meeting. For 2003, the average aggregate Board and committee meeting attendance for all current directors was approximately 90%, with each director attending at least 75% of all meetings of the Board and any committees on which he or she served, except Mr. Dollens who attended 70% of all such meetings. Board meetings totaled 6 and committee meetings totaled 21 during 2003. The Board's Audit and Finance

Committee held 11 meetings; the Organization and Compensation Committee held 6 meetings; and the Nominating and Corporate Governance Committee held 4 meetings.

        In addition to Board and Committee meetings, we also hold executive sessions of our non-management directors. We rotate the role of presiding director for these sessions among the chairpersons of our Audit and Finance Committee, Organization and Compensation Commitee, and Nominating and Corporate Governance Committee, depending on the subject matter to be addressed at such executive sessions.

Board Committees

        The charters for the Audit and Finance Committee, the Organization and Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company's Investor Relations website (www.beckmancoulter.com under "Investor Relations" at "Corporate Governance"). The charter of the Audit and Finance Committee is also attached as Appendix A to this Proxy Statement.

Committee Name/Current Members		Committee Function
Audit and Finance Committee	•	Oversees financial and operational matters involving accounting, Corporate Finance, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics
Current Members:	•	Oversees other financial audit, and compliance functions as assigned by
Mr. Schafer (Chair)		the Board
Mr. Dollens	•	Reviews areas of potential significant financial risk to the Company
Mr. Haggerty	•	Monitors the independence and performance of the independent
Dr. Lavizzo-Mourey		accounting firm
Ms. Woods	•	Provides an avenue of communication among the independent auditors, management, the internal auditing services department, and the Board of Directors
Organization and Compensation Committee	•	Reviews and approves major Company organization structure, reviews performance of Company officers and establishes overall executive compensation policies and programs
Current Members:	•	Reviews and approves compensation elements such as base salary,
Dr. Kelley (Chair)		bonus awards, stock option grants and other forms of long-term
Mr. Coble		incentives for Company officers (no member of the committee may
Dr. Dervan		be a member of management or eligible for compensation other than as
Mr. Dollens		a director or consultant)
Mr. Honeycutt	•	Reviews succession plans for Company officers
Ms. Woods	•	Reviews Board compensation and stock ownership matters
Nominating and Corporate Governance Committee	•	Develops criteria to determine the qualifications and appropriate tenure of directors
	•	Reviews such qualifications and makes recommendations to the Board
Current Members:		regarding director nominees to fill vacancies
Mr. Coble (Chair)	•	Considers stockholder recommendations for Board nominees, as
Dr. Dervan		described below
Mr. Haggerty	•	Periodically reviews stockholder enhancement provisions in the
Mr. Honeycutt		Company's certificate of incorporation, by-laws and other corporate
Dr. Kelley		documents
Dr. Lavizzo-Mourey	•	Considers social, ethical and environmental responsibility and matters of significance in areas related to corporate public affairs

Nominating and Corporate Governance Committee Matters

        The Nominating and Corporate Governance Committee expects as minimum qualifications that nominees will not have a conflict of interest and will have high ethical standards and, with respect to new members of the Board, a willingness to serve at least six years for the committee to recommend them to the Board of Directors. The committee evaluates each nominee on his or her individual merits taking into account the needs of the Company, the composition of the Board of Directors and the criteria set forth in the Company's Corporate Governance Guidelines or otherwise established by the Board of Directors. For each director search to fill a vacancy, the Company engages a director search firm to identify, evaluate and recruit potential nominees to our Board of Directors. The Board and the Nominating and Corporate Governance Committee develop specifications and criteria based on specific needs of the Board. Typically, the search firm through its objective screening process develops an initial list of approximately 25 or more prospective board candidates. Based on discussions with the Nominating and Corporate Governance Committee, the list is winnowed down to approximately 10 candidates and the search firm makes an initial contact with the potential candidates to assess, among other things, their availability, fit and major strengths. Following further analysis by the search firm, the Nominating and Corporate Governance has typically chosen two or three candidates with whom to have further meetings. As part of this process, which the Company has used for every director search since 1993, the Company has from time to time asked significant stockholders for recommendations for candidate names to be placed in the search firm's process. Each current non-management member of the Board of Directors was selected through this comprehensive and objective process. The Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for re-election at the Annual Meeting.

        The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The Corporate Governance Guidelines of the Company provide that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee may do so by submitting in writing such nominees' names, in compliance with the procedures and along with the other information required by our By-laws, to the Secretary of the Company at 4300 N. Harbor Boulevard, Fullerton, California 92835.

Corporate Governance Guidelines and Code of Ethics

        Our Board has adopted a Code of Ethics applicable to all officers, directors and employees as well Corporate Governance Guidelines. These documents are available on the Company's Investor Relations website (www.beckmancoulter.com under "Investor Relations" at "Corporate Governance"). The Company will provide a copy of these documents to any person, without charge, upon request, by writing to the Company at "Beckman Coulter, Inc., Office of Investors Relations (M/S A-38-C), 4300 N. Harbor Blvd., P.O. Box 3100, Fullerton, CA 92834-3100."

AUDIT AND FINANCE COMMITTEE REPORT(1)

        The Audit and Finance Committee of the Board is responsible for providing independent, objective oversight of the Company's financial and operational matters involving Corporate Finance, accounting, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics. The Audit and Finance Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

(1)
This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements and the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit and Finance Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit and Finance Committee met with management and the independent auditors to review and discuss the consolidated financial statements, including a discussion of the quality and the acceptability of the Company's financial reporting and controls. The Audit and Finance Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Finance Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit and Finance Committee discussed with the independent auditors that firm's independence.

        Based upon the Audit and Finance Committee's discussions with management and the independent auditors, and the Audit and Finance Committee's review of the representations of management and the independent auditors, the Audit and Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission. The Audit and Finance Committee also approved the selection of the Company's independent auditors for fiscal 2004.

THE AUDIT AND FINANCE COMMITTEE
Glenn S. Schafer, Chair Ronald W. Dollens Charles Haggerty Risa J. Lavizzo-Mourey, M.D. Betty Woods

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

        We have adopted policies on the reporting of concerns regarding accounting, internal accounting controls or auditing matters to the Audit Committee and on communicating with our non-management directors. Any person who has a concern regarding accounting, internal accounting controls or auditing matters may submit that concern to the Secretary of the Company at 4300 N. Harbor Boulevard, Fullerton, California 92835. Any interested party who wishes to communicate directly with our non-management directors may also direct their correspondence to the Secretary at the same address. Employees may communicate all concerns regarding accounting, internal accounting controls or auditing matters to the Audit Committee or other matters for the Board to the non-management directors on a confidential and anonymous basis through the Company's Do the Right Thing compliance communication line.

Compensation Committee Interlocks and Insider Participation

        No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Beckman Coulter and other entities involving Beckman Coulter executive officers and Beckman Coulter Board members who serve as executive officers of such other entities.

Certain Relationships and Related Transactions

        In June 2001, the Company provided a loan to Mr. Caro as relocation assistance to purchase a home upon acceptance of his assignment to Southern California. The loan is secured by a promissory note and deed of trust and is in the amount of $200,000, with interest calculated on an annual basis at prime as of the anniversary of the loan. The principal balance plus all accrued interest is due and payable on September 12, 2006, or earlier, in the event that Mr. Caro voluntarily leaves the Company or if he sells the property. If Mr. Caro remains continuously employed with the Company through September 12, 2006, all accrued interest (but not the principal) will be forgiven.

Board Compensation and Benefits

        Retainer and Fees.    Non-employee directors currently receive retainers in quarterly increments based on an annualized rate of $48,000 a year, or $52,000 a year for Committee Chairs. Directors are not paid an additional business fee if receiving consulting fees from the Company. No directors currently receive consulting fees from the Company. Directors who are also employees of the Company (currently, only Mr. Wareham) receive no additional compensation for service on the Board.

        Since 1995, non-employee directors have had the opportunity to defer all or a portion of their fees under the Deferred Directors' Fee Program until termination of their status as directors. Since 1998, the program has allowed an additional deferred premium of up to 30% of the deferred compensation amount depending on the percentage of deferral in stock units above 40% and up to 100% of annual compensation ("premium stock units"). Prior to 2003, all amounts were treated as having been invested in the Company's Common Stock. Beginning in 2003, deferrals can be made into a cash account, a stock unit account, or a combination of both. Stock unit accounts will be paid out in the form of stock, except that premium stock units credited on or after April 1, 2004, and dividend units attributable thereto, will be paid out in cash valued at the then current market price of the Company's Common Stock. Note 3 to the table under "Security Ownership of Certain Beneficial Owners and Management—By Directors and Executive Officers" below includes the number of shares of the Company's Common Stock as of December 31, 2003 for each current director who has elected to participate in this program.

        The Board has adopted Non-Employee Directors' Stock Ownership Guidelines under which non-employee directors within five years must hold at least four times his or her annual retainer amount, including stock units held in the Deferred Directors Fee Program.

        Options and Matching Gift Program.    Members of the Board who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 5,000 (split adjusted) shares of the Company's Common Stock, pursuant to the Company's 1998 Incentive Compensation Plan. The option price of each option granted is the fair market value on the date of grant. Options are generally exercisable six months from the date of grant (subject to the individual serving as director for the duration of that period) and expire ten years after the date of grant (subject to earlier termination if the director ceases to serve as a director).

        The amount of shares pursuant to outstanding options under this plan which are exercisable or which will become exercisable within 60 days are listed in note 1 to the table shown under "Security Ownership of Certain Beneficial Owners and Management—By Directors and Executive Officers" below.

        Non-employee directors may also participate in the Company's Matching Gift Program available generally to employees of the Company. Under this program, the Company will match gifts to qualifying tax-exempt educational institutions up to $5,000 annually.

PROPOSAL 2: APPROVAL OF THE COMPANY'S 2004 LONG TERM
PERFORMANCE PLAN

        At the Annual Meeting, stockholders will be asked to approve the Company's 2004 Long-Term Performance Plan (the "Plan" or "2004 Plan").

        The Board and the Organization and Compensation Committee believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company's growth and success. The 2004 Plan, like its predecessor, the 1998 Incentive Compensation Plan (the "1998 Plan"), will help enable the Company to implement a compensation program with different types of incentives for motivating employees and encouraging them to give the Company long-term, excellent service. In particular, the Board believes that stock options, restricted stock and stock-related awards of the type authorized under the 2004 Plan are an important element of compensation for executives and key employees, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between the employees and the Company's stockholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as profitability and growth.

        The Company's ability to grant new awards under the 1998 Plan expired on December 31, 2003. The Board believes that the continuing ability to grant equity-based awards under the 2004 Plan will help the Company to remain competitive with other firms engaged in the biomedical industry. The Board believes that each employee who receives an award will have an increased incentive to expend his or her maximum efforts for the success of the Company's business. The Board and the Organization and Compensation Committee therefore view the 2004 Plan as a key part of the Company's compensation program.

        The Board believes that the 6,500,000 shares proposed for the 2004 Plan is consistent with the Company's compensation philosophy. The Company has used stock-based awards and expects to continue to use stock-based awards as a significant component in its overall compensation program. The Board believes that reliance on equity-based compensation offers significant advantages, including (1) making the Company an attractive workplace for highly motivated and accountable employees, (2) promoting long-term service, continuity and stability in our work-force through vesting requirements of awards, and (3) aligning the interests of employees with those of stockholders.

Summary Description of the 2004 Plan

        The following summary of the principal terms of the 2004 Plan is qualified in its entirety by the full text of such Plan, which is Appendix B to this Proxy Statement. Capitalized terms used in the summary are used as defined in the Plan.

        Purpose.    The purpose of the Plan is to provide incentives and stock-based awards to promote the success of the Company and the interests of its stockholders and to further align the interests of the Company's stockholders, employees, and non-employee directors.

        Administration.    The Board of Directors or one or more committees appointed by the Board of Directors will administer the 2004 Plan. The Board of Directors has delegated general administrative authority for the 2004 Plan to the Organization and Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors and may delegate certain limited award grant authority to one or more officers of the company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator determines the number of shares that are to be subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Subject to the other provisions of the Plan, the Administrator has the authority (1) to permit the recipient of any award to pay the purchase price of Common Shares or the award in cash, or by the delivery of previously owned Common Shares, a reduction in the number of Common Shares or other property otherwise issuable to the participant, a cashless exercise, or the cancellation of indebtedness or conversion of other securities; (2) to accelerate the receipt or vesting of benefits pursuant to an award; and (3) to make certain adjustments to an outstanding award and authorize the conversion, succession or substitution of an award pursuant to Sections 4.3(d) and (e) or Section 8.2 of the Plan.

        No Repricing.    The Administrator may not cancel or amend an outstanding option or stock appreciation right for the purpose of replacing or re-granting the award with a lower exercise price or base price, as applicable. Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.

        Eligibility.    Persons eligible to receive awards under the Plan include officers or employees of the Company or any of its subsidiaries. Members of the Board who are not, and have not been, an officer or employee of the Company or a subsidiary for a period of at least one year (each an "Eligible Director") are eligible to receive certain automatic award grants under the Plan, as described more fully below. Currently, there are nine Eligible Directors. All directors, officers and employees of the Company and its subsidiaries, approximately 10,000 individuals, are considered eligible under the Plan at the present time. The Administrator determines from time to time the participants to whom awards will be granted.

        Authorized Shares; Limits on Awards.    The maximum number of Common Shares that may be issued or transferred pursuant to awards under the 2004 Plan is 6,500,000. The following other limits are also contained in the 2004 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Plan is 6,500,000 shares.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the Plan is 650,000 shares.

  •
  A maximum of 2,600,000 shares may be delivered under the Plan with respect to share awards other than (a) stock options, or (b) shares delivered in respect of compensation earned but deferred.

  •
  The maximum number of shares that may be delivered pursuant to awards granted to Eligible Directors pursuant to the automatic award program is 250,000 shares.

  •
  "Performance-Based Awards" under Section 5.2 of the Plan that are share-based and granted to a Participant in any one year may not relate to more than 650,000 shares.

  •
  "Performance-Based Awards" under Section 5.2 of the Plan payable only in cash and not related to shares and granted to any Participant in any one calendar year may not provide for payment of more than $3,500,000 per person.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the Plan. Shares that are exchanged by a participant or withheld by the company as full or partial payment in connection with any award under the Plan, as well as any shares exchanged by a participant or withheld by the company to satisfy the tax withholding obligations related to any award under the Plan, will be available for subsequent awards under the Plan.

        As is customary in incentive plans of this nature, the number and kind of shares available under the Plan and the then outstanding stock-based awards, as well as exercise or purchase prices, performance targets under certain performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the stockholders.

        The Plan will not limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

        Incentive Awards.    The Plan authorizes stock options, stock units, restricted stock, stock bonuses, stock appreciation rights ("SARs"), performance shares, and dividend equivalent rights ("DERs"), as well as other awards (described in Section 5 of the Plan) responsive to changing developments in management compensation. The Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, not more than 7 years after the date of grant.

        A stock option is the right to purchase Common Shares at a future date at a specified price per share which may be greater than or equal, but no less, than the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option ("ISO") or a non-qualified stock option ("NQSO"). ISO benefits are taxed differently from NQSOs, as described under "Federal Income Tax Treatment of Awards under the 2004 Plan" below. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

        An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a Common Share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR but will not be less than the fair market value of a share on the date of grant. SARs may be granted in connection with other awards or independently.

        A restricted stock award is typically for a fixed number of Common Shares subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. Generally speaking, with respect to restricted stock awards with time-based vesting restrictions, the vesting period may not be materially shorter than a pro-rata vesting schedule over three years and, with respect to restricted stock awards with vesting subject to the attainment of performance goals in addition to time-based vesting, the vesting period may not be shorter than a one-year time-based vesting schedule.

        A stock bonus may be granted by the Administrator to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

        Performance-Based Awards designed to satisfy the requirements for deductibility under Section 162(m) of the Code (in addition to other awards expressly authorized under the Plan which may also qualify as performance-based) may be based on the performance of the Company and/or one or more of its subsidiaries, divisions, segments, or units. The business criteria from which performance goals will be established are listed and defined in Appendix A to the Plan. These awards are earned and payable only if performance reaches specific, pre-established performance goals approved by the Administrator in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m). Performance-Based Awards may be stock-based (payable in stock only or in cash or stock)

or may be cash-only awards (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award is paid, the Administrator must certify that the performance goals have been satisfied. The Administrator has discretion to determine the performance goals and restrictions or other limitations of the individual awards and reserves discretion to reduce payments below maximum Award limits.

        The Administrator may grant stock unit awards and permit deferred payment of awards, and may determine the form and timing of payment, vesting, and other terms applicable to stock units or deferrals.

        DERs which may be awarded under the Plan are amounts payable in cash or stock (or additional stock units that may be paid in stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based award was granted.

        Automatic Award Grants to Eligible Directors.    Commencing in 2005, each Eligible Director in office on the first day of trading of the Company's Common Stock on the NYSE in each calendar year during the term of the Plan will automatically be granted at the close of trading on that day a 7-year NQSO to purchase 5,000 Common Shares at a purchase price per share equal to 100% of the fair market value of a share on that date. If an Eligible Director first takes office after April 1, 2004 and other than on or before the first day of trading of the Company's Common Stock on the NYSE in the year in which he or she first takes office, the Eligible Director will automatically be granted on the day he or she takes office a 7-year NQSO to purchase the greater of (i) 500 Common Shares, or (ii) the number of Common Shares determined by multiplying 5,000 by the number of days remaining after the grant date until the following January 2 (but no more than 365), divided by 365. The purchase price per share subject to the option will be equal to 100% of the fair market value of the Common Shares on the grant date. Options granted to Eligible Directors become fully vested six months after the date of grant.

        Acceleration of Awards; Possible Early Termination of Awards.    Unless prior to a Change in Control Event the Administrator determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option and stock appreciation right will become immediately exercisable, restricted stock will vest, and cash and performance-based awards and stock units will become payable. A Change in Control Event under the 2004 Plan generally includes (subject to certain exceptions) a 15% or more change in ownership, certain changes in a majority of the Board, the consummation of certain mergers or consolidations, or a liquidation of the Company or sale of substantially all of the Company's assets. The Administrator may deem an acceleration to occur immediately prior to the triggering event and reinstate the original terms if the triggering event does not occur.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.6 of the 2004 Plan, awards under the Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by him or her; any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient's beneficiary or representative.

        Termination of or Changes to the 2004 Plan.    The Board may amend or terminate the Plan at any time and in any manner. Unless required by applicable law or listing agency rule, stockholder approval for any amendment will not be required. Unless previously terminated by the Board, the Plan will terminate on April 5, 2007. Without limiting the Board's general amendment authority, the Board may without stockholder approval amend the automatic award provisions for Eligible Directors, including without limitation, to change the grant levels or the type or terms of awards to be granted to Eligible Directors subject to the share limits of the Plan.

        Generally speaking, outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

        Securities Underlying Awards.    The market value of a Common Share as of February 2, 2004 was $54.63 per share. Upon receipt of stockholder approval, the Company plans to register under the Securities Act of 1933 the Common Shares available under the Plan.

Federal Income Tax Treatment of Awards Under the 2004 Plan

        Federal income tax consequences (subject to change) relating to awards under the Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        For NQSOs, the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, performance share awards, and DERs are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not "performance-based" within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits

        Except for the Eligible Director automatic stock option grant feature of the 2004 Plan, the Company has not approved any Awards under the 2004 Plan that are conditioned upon stockholder approval of this Plan. As outlined in the Organization and Compensation Committee Report on Executive Compensation included below in this Proxy Statement, the Organization and Compensation Committee has committed to consider certain special non-qualified stock option grants (Performance Leveraged Stock Options) if an average share price target of $53 is achieved for the Company's Common Stock over a period of at least 30 trading days and within certain time limits. If that target is achieved, the number of specific terms of the Performance Leveraged Stock Options will be determined in the Organization and Compensation Committee's discretion. Other than such Performance Leveraged Stock Options and except for the Eligible Director automatic stock option grant feature of the 2004 Plan, the Company is not currently considering any specific award grants under the 2004 Plan.

        In general, the Company considers option grants to employees on an annual basis. The Company's option grants with respect to fiscal 2003 generally were awarded in January 2003. The Company's option grants with respect to fiscal 2004 generally were awarded in December 2003 before the expiration date of the 1998 Plan. If the 2004 Plan had been in existence during 2003, the Company expects that its award grants would not have been substantially different from those actually made under the 1998 Plan, except that the timing of the option grants with respect to fiscal 2004 would have probably occurred in January 2004. For information regarding awards granted to our executive officers and directors in fiscal

2003, see the material under the heading "Executive Compensation — Summary Compensation Table" below and at "Board Compensation and Benefits" above.

        The following chart presents the stock options that will be allocated, based on the stated assumptions, to Eligible Directors pursuant to the automatic stock option grant feature of the 2004 Plan, subject to any future amendments to the 2004 Plan.

Name and Position	Number of Shares Underlying Eligible Director Automatic Option Awards
Executive Group (8 persons)	(1)
Non-Executive Director Group (9 persons)	135,000(2)
Non-Executive Officer Employee Group (approximately 10,000 persons)	(1)

(1)
Not eligible for Eligible Director awards. Executives and other employees are, however, eligible for discretionary grants under the 2004 Plan. As noted above, no specific discretionary grants are currently contemplated under the 2004 Plan.

(2)
Represents the aggregate number of shares subject to grants of stock options for calendar years 2005 through 2007, assuming, among other future variables, that there are no new Eligible Directors, there continues to be 9 Eligible Directors seated and that the number of shares subject to each annual grant is not increased or decreased. The actual number of shares that will be subject to stock options for initial one-time grants to new Eligible Directors under the 2004 Plan is not determinable.

Equity Compensation Plans

        Equity Compensation Plans Approved by Stockholders.    Beckman Coulter currently maintains four equity- based compensation plans that have been approved by stockholders — the 1998 Incentive Compensation Plan, which was approved by stockholders in 1998 and is referred to as the "1998 Plan," the Employees' Stock Purchase Plan, which was most recently approved by stockholders in 2001 and is referred to as the "ESPP," the Incentive Compensation Plan of 1990, which was most recently approved by stockholders in 1992 and is referred to as the "1990 Plan," and the Stock Option Plan for Non-Employee Directors, which was most recently approved by stockholders in 1992 and is referred to as the "Directors Plan."

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  ESPP. Subject to limits, all of our officers and employees are eligible to participate in the ESPP. The ESPP generally operates in successive 6-month purchase periods. Participants in the ESPP may purchase common stock at the end of each purchase period at a purchase price equal to 85% or 90%, as determined by the Board in advance of each purchase period, of the lower of the fair market value of the stock at the beginning or the end of the period. The administrator of the ESPP may allow participants to contribute up to 15% of their eligible compensation to purchase stock under the plan. The current contribution limit is 10% of each participant's eligible compensation. The ESPP plan is administered by the Board or a committee of the Board.

  •
  1998 Plan, 1990 Plan and Directors Plan. Certain stock option grants remain outstanding to our officers, employees and directors under these plans and certain restricted stock also remains outstanding under the 1998 Plan. However, the authority to grant new awards under the 1998 Plan terminated in December 2003 and under each of the other two plans in 1998. The Board or a committee of the Board continues to administer these plans as to the options and restricted stock that remain outstanding.

        At the Annual Meeting, stockholders will be asked to approve the 2004 Long-Term Performance Plan, also referred to as the "2004 Plan," as described in more detail above.

        Equity Compensation Plans Not Approved by Stockholders.    Beckman Coulter currently maintains five equity-based compensation plans that have not been approved by stockholders — the Deferred Directors' Fee Program, which is referred to as the "Deferred Fee Program," the Executive Deferred Compensation Plan, which is referred to as the "Deferred Compensation Plan," the Executive Restoration Plan, which is referred to as the "Restoration Plan," the Beckman Coulter Ireland Inc. Share Participation Scheme, which is referred to as the "Ireland Program," and the Stock Purchase Plan for employees in Japan, also referred to as the "Japan Program." Stockholder approval of these plans has not been required.

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  Deferred Fee Program, Deferred Compensation Plan, and Restoration Plan. Under the Deferred Fee Program, a non-employee member of the Board may elect to defer a percentage of the fees that would otherwise become payable to the director for his or her services on the Board. Under the Deferred Compensation Plan and the Restoration Plan, a select group of officers and certain other employees may elect to defer compensation that would otherwise become payable to them. Each participant in the Deferred Fee Program or the Deferred Compensation Plan may elect that his or her deferrals be credited in the form of cash or stock units. Beckman Coulter provides company contributions under the Restoration Plan, in the form of additional credits of stock units, generally based on the company contributions that a participant would have been entitled to under the Company's qualified retirement plans had certain limits of those plans not applied to the participant. A director may earn up to a 30% premium for deferring his or her fees in the form of stock units under the Deferred Fee Program. A participant in the Deferred Compensation Plan may earn up to a 30% premium for deferring his or her bonus in the form of stock units. Any premium stock units credited under the Deferred Compensation Plan are subject to a vesting schedule. Stock units accrue dividend equivalents, credited in the form of additional stock units, as dividends are paid by Beckman Coulter on its issued and outstanding common stock. Stock units are bookkeeping entries that, when payable, will be paid in the form of an equivalent number of shares of Beckman Coulter common stock, except that premium units credited on and after April 1, 2004 and dividends attributable thereto are paid in cash. Each participant elects the time and manner of payment (lump sum or installments) of his or her stock units credited under the Deferred Fee Program or the Deferred Compensation Plan. Stock units credited under the Restoration Plan are paid at termination of employment. The Beckman Coulter shares used to satisfy Beckman Coulter's stock obligations under these programs are shares that have been purchased on the open market.

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  Ireland Program. The Ireland Program provides a means for employees of Beckman Coulter's Ireland subsidiary to purchase Beckman Coulter stock. Participants in the Ireland Program are not otherwise eligible to participate in the ESPP. Subject to limits, participants in the Ireland Program decide how much of their bonus and salary they wish to forego to use for the purchase of shares under the program. The purchase price for the shares under the program generally equals the fair market value of the shares at the time of purchase — no discounted purchase price is offered under the program. The program offers certain tax advantages under Ireland tax rules to participants in the program. Shares purchased under the program generally cannot be sold for two years following the purchase of the shares under the program and additional tax benefits may be obtained if the shares are not sold until three years after their acquisition. The Ireland Share Purchase Program is administered by the Board of Directors of Beckman Coulter's Ireland subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter's stock obligations under the Ireland Program are shares that have been purchased on the open market.

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  Japan Program. The Japan Program provides a stock purchase opportunity to employees of Beckman Coulter's Japan subsidiary to purchase Beckman Coulter stock. Participants in the Japan Program are not otherwise eligible to participate in the ESPP. Participants in the Japan Program may contribute up to 10% of their salary for the purchase of stock and may also contribute a portion of their bonus (up to three times the dollar amount of salary contributed by the employee) to purchase Beckman Coulter stock. The Company matches 5% of what the participant contributes. The contributions are accumulated and used to purchase Beckman Coulter stock on a monthly basis at the fair market value of the stock at the time of purchase. The Japan Program is administered by the Company's Japan subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter's stock obligations under the Japan Program are shares that have been purchased on the open market.

        Summary Table.    The following table sets forth, for each of Beckman Coulter's equity-based compensation plans, the number of shares of Beckman Coulter common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2003.

Equity Compensation Plan Table

Plan category	Number of shares of Beckman Coulter common stock to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options	Number of shares of Beckman Coulter common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	9,892,728(1)(2)	$33.40(3)	3,046,636(4)
Equity compensation plans not approved by stockholders	326,875(5)	N/A	N/A(6)
Total	10,219,603	$33.40	3,046,636

(1)
Of these shares, 7,613,727 were subject to options outstanding at December 31, 2003 under the 1998 Plan, 1,535,732 were subject to options then outstanding under the 1990 Plan, and 24,000 were subject to options then outstanding under the Director Plan.

(2)
This number includes 719,269 shares that will be issued upon the payment of stock units credited under the Beckman Coulter Option Gain Deferral Program adopted under the 1990 Plan and the 1998 Plan.

(3)
This number does not reflect the 719,269 shares that will be issued upon the payment of stock units credited under the Option Gain Deferral Program.

(4)
This number of shares is presented after giving effect to purchases under the ESPP for the purchase period that ended December 31, 2003. All of the shares that remained available for future issuance, were available under the ESPP.

(5)
Reflects an aggregate of 323,375 stock units then credited under the Deferred Fee Program, the Deferred Compensation Plan, and the Restoration Plan, and an additional 3,500 shares previously purchased under the Ireland Program and held in trust for delivery to the participants who purchased such shares following the satisfaction of the required two-year holding period under the program.

(6)
There is no explicit share limit under the Deferred Fee Program, the Deferred Compensation Plan, the Restoration Plan, the Ireland Program, or the Japan Program. The number of shares to be delivered with respect to these programs in the future depends on the levels of fees and compensation that participants elect to defer under the Deferred Fee Program, the Deferred Compensation Plan, and the Restoration Plan and the amounts of compensation that participants in the Ireland Program and Japan Program elect to contribute to that program. The Beckman Coulter shares used to satisfy Beckman Coulter's stock obligations under these programs are shares that have been purchased on the open market.

Vote Required; Recommendation of the Board "FOR" Approval of the 2004 Long-Term Performance Plan

        The affirmative vote of a majority of the shares of the Beckman Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval of the 2004 Plan. Broker non-votes and abstentions on this proposal have the effect described in the information under "Voting Information" above. All members of the Board are eligible for awards under the 2004 Plan.

        The Board of Directors has approved and recommends that the stockholders vote "FOR" the approval of the 2004 Long-Term Performance Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Directors and Executive Officers

        The following table sets forth the amount of shares of the Company's Common Stock beneficially owned (as of February 2, 2004, unless otherwise indicated) by current directors of the Company and the named executive officers reported in the "Executive Compensation — Summary Compensation Table" below, and all directors and executive officers as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 2, 2004, the Record Date, plus the number of shares the individual or group had the right to acquire within 60 days as indicated in note 1 following the table.

Beneficial Owner	Beckman Coulter Common Stock (1)(2)(3)	Percentage Of Ownership
Directors:
J. P. Wareham	1,059,055	1.66%
H.K. Coble	34,631	*
P.B. Dervan	32,823	*
R.W. Dollens	26,829	*
C.A. Haggerty	34,627	*
V.B. Honeycutt	28,418	*
W.N. Kelley	37,631	*
R.J. Lavizzo-Mourey	16,400	*
G.S. Schafer	8,700	*
B. Woods	37,636	*
Other Named Executive Officers:
S. Garrett	55,502	*
E. Caro	79,818	*
E. Vivanco	133,229	*
W. May	163,933	*
All Directors and Officers as a group (17 persons)	2,007,757	3.19%

*
Less than 1% of outstanding shares.

(1)
Includes shares which directors and executive officers have, or will have within 60 days, the current right to acquire upon exercise of options under the Company's Stock Option Plan for Non-Employee Directors, the Incentive Compensation Plan of 1990 and the 1998 Incentive Compensation Plan, and upon termination under the Company's Option Gain Deferral Program, as applicable: Mr. Wareham, 959,577 shares; Mr. Coble, 32,000 shares; Dr. Dervan, 30,000 shares; Mr. Dollens, 24,626 shares; Mr. Haggerty, 32,000 shares; Mr. Honeycutt, 28,000 shares; Dr. Kelley, 36,000 shares; Dr. Lavizzo-Mourey, 15,400 shares; Mr. Schafer, 8,700 shares; Ms. Woods, 25,000 shares; Mr. Garrett, 15,000 shares; Mr. Caro, 62,690 shares; Mr. Vivanco, 120,875 shares; Mr. May, 136,423 shares; and all directors and executive officers as a group, 1,762,041 shares.

(2)
Includes shares held in trust for the benefit of the named executive officers and employee directors under the Company's Savings Plan, as of December 31, 2003, as follows: Mr. Wareham, 4,493 shares; Mr. Garrett, 334 shares; Mr.Caro, 2,349 shares; Mr. Vivanco, 2,847 shares; Mr. May, 10,870 shares; and all executive officers as a group, 36,547 shares. Includes shares of the Company's Common Stock held as trustee, co-trustee, in spouse's name, in managed accounts or as custodian for children as follows: Mr. Coble, 2,000 shares; and other executive officers, 474 shares. Also included in the above table are shares of restricted stock granted in January 2003, for which restrictions have not yet lapsed, as follows: Mr. Wareham, 30,000 shares; Mr. Garrett, 18,227 shares; Mr. Caro, 8,523 shares; and Mr. May, 4,773 shares; and all executive officers as a group, 73,296 shares.

(3)
In addition to the foregoing beneficial ownership amounts, the directors shown below have elected to treat their cash compensation from annual retainers and fees as though it has been invested in the Company's Common Stock under the Deferred Directors Fee Program (see "Board Compensation and Benefits" above). The officers shown below have elected to participate in the Company's Executive Deferred Compensation Plan and/or the Executive Restoration Plan and to have a portion of their salaries and annual bonuses and related Company matching and premium contributions under such plans treated as if invested in the Company's Common Stock. Stock units are distributed at the end of the deferral period in the form of shares of Common Stock, except that premium stock units credited on or after April 1, 2004 and dividend equivalents attributable thereto are paid out in cash valued at the then current market value of a share of the Company's Common Stock. The officers shown below may also be participating in the Company's Stock Option Gain Deferral Program, under which they receive stock units. As of December 31, 2003, such amounts constitute the economic equivalent of Common Stock as follows:

Economic Equivalent Number of Shares
H.K. Coble	13,478
P.B. Dervan	11,467
R.W. Dollens	7,026
C.A. Haggerty	13,363
V.B. Honeycutt	9,534
W.N. Kelley	14,989
R.J. Lavizzo-Mourey	4,201
J.P. Wareham	157,848
S. Garrett	1,569
E. Caro	2,148
E.Vivanco	7,369
W. May	24,208
Other Executive Officers	1,162

By Others

        Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock. The table shows information reported to the Company as of February 14, 2004, with percentage of ownership calculated using the number of outstanding shares for voting purposes on the Record Date.

Name of Beneficial Owners	Shares of Common Stock Beneficially Owned	Percent Of Class
Wellington Management Company, LLP	5,767,886(1)	9.16%
75 State Street Boston, Massachusetts 02109
Merrill Lynch & Co., Inc.	4,119,064(2)	6.54%
(on behalf of Merrill Lynch Investment Managers)
250 Vesey Street New York, New York 10381

(1)
Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2004 by the named beneficial owner reporting shared dispositive power as to all shares shown (9.16% of outstanding shares) and shared voting power as to 2,774,086 of such shares (4.41% of outstanding shares).

(2)
Based on the Schedule 13G filed with the Securities and Exchange Commission on January 27, 2004 by the named beneficial owner reporting shared dispositive power and shared voting power as to all shares reported.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Person") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to holdings and transactions in Common Stock. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates during 2003. To the Company's knowledge, all of these requirements were satisfied, with the exception of: Elias Caro, who, due to a Company plan administrator's delay in communicating that 266.231 shares were credited on February 14, 2003 under the Company's Executive Restoration Plan, filed a report of such acquisition on February 21, 2003; Mr. Caro, who, due to a Company administrative error reported on March 14, 2003, a corrected number of 18.592 shares credited February 26, 2003 under the Executive Deferred Compensation Plan; C. Roderick O'Neil, who, due to a Company error, filed a report March 22, 2003 for a stock option grant effective January 9, 2003; Jack Wareham (for 72.715 shares acquired March 19, 2003 under the Executive Restoration Plan), Jay Steffenhagen, Robert Stoy and Elias Caro (for 433.16 shares, 462.621 shares and 80.115 shares, respectfully, credited March 19, 2003 under the Executive Deferred Compensation Plan), who, due to a Company plan administrator's delay, filed reports on such transactions on March 28, 2003; and James Osborne, who, due to his broker's delay in contacting the Company, reported an October 31, 2003 sale of 5,000 shares on November 5, 2003.

EXECUTIVE COMPENSATION

        The following table sets forth information for the last three fiscal years, as to the Chief Executive Officer and the four highest paid officers ("named individuals") of the Company in 2003:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Principal Position(1)	Year	Salary (2)($)	Bonus (3)($)	Other Annual Compensation (4)($)	Restricted Stock Award(s) (5)($)	Securities Underlying Options/ SARs (6)(#)	All Other Compensation (7)(8)(9)($)
John P. Wareham Chairman & Chief Executive Officer	2003 2002 2001	775,000 752,097 724,383	706,880 118,800 581,110	— — —	2,033,200 — —	240,000 150,000 150,000	91,220 102,953 91,754
Scott Garrett President & Chief Operating Officer	2003 2002 2001	425,000 237,019 —	259,500 23,600 —	82,427 — —	1,099,758 — —	99,000 30,000	16,392 3,147 —
Elias Caro President, Biomedical Research Division	2003 2002 2001	259,923 — —	158,300 — —	— — —	577,632 — —	63,000 — —	47,828 — —
Edgar E. Vivanco Vice President, Operations	2003 2002 2001	285,100 277,420 273,146	128,300 25,200 130,500	— — —	404,353 — —	17,500 50,000 40,000	23,648 41,183 50,893
William H. May Vice President, General Counsel & Secretary	2003 2002 2001	274,700 265,759 250,570	127,700 20,300 103,400	— — —	323,482 — —	36,000 24,000 24,000	21,784 19,944 35,580
(1)
Mr. Garrett joined the Company in June 2002 and became President and Chief Operating Officer in December 2003. Mr. Caro became an executive officer in January 2003.

(2)
Amounts include salary related to elections under the Company's Flexible Benefits Plan and compensation deferred under the Savings Plan, qualified respectively, pursuant to Sections 125 and 401 (k) of the Internal Revenue Code of 1986, as amended, and salary and/or bonus amounts deferred, if any, in 2003 under the Company's Executive Deferred Compensation and Restoration Plans (see note 9 below for a description of these plans).

(3)
Amounts include deferrals, if any, under the Company's Savings Plan, Executive Deferred Compensation Plan and Restoration Plan. Amounts under the annual incentive program were contingent upon the attainment of certain organizational and individual goals prescribed by the Board's Organization and Compensation Committee. Included for Mr. Garrett in 2002 are a sign-on bonus and an amount under the annual incentive program pro-rated for his June 2002 hire date.

(4)
The aggregate amount of other annual compensation in 2003 for each named individual, except Mr. Garrett, did not equal or exceed the threshold for reporting herein (i.e., the lesser of either $50,000 or 10% of the total of such individual's annual salary and bonus). Of the total shown for Mr. Garrett, the amount which represents 25% of that total, is $52,424. This amount represents certain move-related costs relating to his relocation to Southern California.

(5)
Restricted stock was granted under the 1998 Incentive Compensation Plan. The values of the aggregated restricted stockholdings at 2003 year-end for the named individuals were calculated by multiplying the per share closing price of $50.83 (and not including any diminution effect attributable to the restrictions on such stock) by the number held as follows: Mr. Wareham, 40,000 shares; Mr. Garrett, 21,636 shares; Mr. Caro, 11,364 shares; Mr. Vivanco, 7,955 shares; and Mr. May, 6,364 shares. Restrictions generally lapse over four years in 25%

  increments on each anniversary of the grant date. Restrictions may lapse sooner in the event of termination of employment due to death or total disability, or at the discretion of the Company in the event of retirement, or a change of control as defined in the restricted stock agreement. Non-preferential dividends are paid.

(6)
For 2003, includes a January 2003 grant and a December 2003 grant that would have been made in January 2004 except for the December 31 expiration of the 1998 Incentive Compensation Plan. No Stock Appreciation Rights (SARs) have been granted to the named individuals and none are outstanding. Mr. Garrett received an additional stock option grant in conjunction with his becoming the Company's President and Chief Operating Officer.

(7)
Includes Company matching contributions to the Company's Savings Plan (a defined contribution plan) wherein eligible employees of the Company and certain subsidiaries may invest in various funds generally up to 15% of their compensation through payroll deductions. The Company makes contributions to the plan equal to 50% or 70%, depending upon investment of Company matching contributions, of up to the first 5% of each employee's contribution (subject to certain limitations). Savings Plan matching contributions in 2003 for all the named individuals was $7,000 each. In addition, a 2003 company contribution in the amount of $14,878 was made under the Retirement Plus feature of the Savings Plan for Mr. Caro. Mr. Caro does not participate in the Company's Pension Plan, but participates in Retirement Plus as an eligible employee of the former Coulter Corporation. Under Retirement Plus, an annual Company contribution is made based on a percentage of the employee's total eligible pay and a percentage of any eligible pay above the year's Social Security wage base, according to the employee's age at year-end. Employees may direct all or any portion of Retirement Plus contributions into the same core investment funds available for other Savings Plan contributions.

(8)
Includes amounts the Company has advanced under the Executive Retention Incentive Program adopted to encourage retention of key executives, as follows: Mr. Wareham, $17,485 in 2001, $37,573 in 2002, and $1,656 in 2003; Mr. Caro, $2,283 in 2002 and $10,497 in 2003; Mr. May, $18,266 in 2001; and Mr. Vivanco, $19,437 in 2001, $14,240 in 2002, and $10,489 in 2003. In addition to the advances shown in the table for the past three years, advances were also made in 2000 as follows: Mr. Vivanco, $15,493. The program may be terminated at any time upon twelve months advance notice to the individual participants. Pursuant to loan documents entered into prior to July 30, 2002, the Company advanced payments of interest on a personal loan, not to exceed one times annual base salary and not to exceed a term of five years, obtained by the individual through a third party bank. The individual had to meet the bank's credit standards and terms and conditions for loan approval established by the bank. Each executive participating in the program has provided the Company with a recourse promissory note providing that all interest advances will become immediately due and payable to the Company upon the executive's voluntary or "for cause" termination from employment. Interest payment advances will be made only while the individual remains employed with the Company and meets the Company's stock ownership guidelines. To further align management and shareholder interests, the Company maintains stock ownership guidelines for Division Presidents, key Vice Presidents and all other executive officers to acquire and retain stock ownership levels at least one times annual base pay. The multiple for the CEO is at least four times annual base pay. Interest advances are not yet earned by the individual, but are reported here because they will be forgiven if the individual remains employed through the earlier of the term of the loan or five years of continuous employment. See "Termination of Employment and Change in Control Agreements," below, for more information on this Executive Retention Incentive Program. Executive officers are no longer eligible for any new loans under this program.

(9)
Includes the value of stock units (i.e. non-voting units of measurement deemed for bookkeeping purposes to be equivalent to one share of the Company's Common Stock) contributed under the Company's Executive Restoration and Deferred Compensation Plans and the Option gain Deferral Program to extent the individual elected to participate and as determined based on the individual deferral elections under each plan. The aggregate values (based on the market value of a share of the Company's Common Stock on each date that contributions were credited) are as follows: Mr. Wareham, $82,564; Mr. Garrett, $9,392; Mr. Caro, $15,454; Mr. Vivanco, $6,159; and Mr. May $14,784. Under the Deferred Compensation Plan, participants may defer salary and/or bonus, up to certain limits annually, into bookkeeping accounts in the form of cash, stock units, or a combination of both. The Company contribution made in stock units is deemed to have an aggregate value equal to 3.5% of the salary and bonus deferred. The Company credits additional stock units (up to 30%) if the participant defers 35% or more of his or her bonus in the form of stock units ("premium stock units"). Under the Restoration Plan, deferrals that exceed Savings Plan allowable maximums (as limited by tax rules applicable to the Savings Plan) are credited to a bookkeeping account and Company matching contributions that could not be allocated under the Savings Plan are credited in the form of stock units. Payments under both of these deferral plans are made in cash, and stock if invested in stock units, generally after termination or retirement, except that premium stock units credited on or after April 1, 2004 and dividend equivalent units attributable thereto will be paid out in cash valued at the then current market value of the Company's Common Stock. Under the Option Gain Deferral Program, participants are allowed to defer compensation that would otherwise have been realized on exercise of stock options. The executive receives stock units, the number of which is determined by dividing the price of Common Stock on the date of exercise into the amount by which the option was "in the money," payable solely in Common Stock following a specified date in the future. For this program, the value of dividend equivalent contributions on stock units is shown. Dividend equivalents on stock units are credited in the form of stock units as dividends are paid to stockholders in general.

Fiscal Year Option Grants

        The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date	Grant Present Date Value ($)(2)(3)
J. Wareham	90,000 150,000	2.99 4.99	% %	28.68 50.60	1/9/2013 12/4/2010	1,182,600 3,037,500
S. Garrett	30,000 44,000 25,000	1.00 1.46 0.83	% % %	28.68 50.60 49.09	1/9/2013 12/4/2010 12/18/2010	394,200 891,000 484,000
E. Caro	25,000 38,000	0.83 1.26	% %	28.68 50.60	1/9/2013 12/4/2010	328,500 769,500
E. Vivanco	17,500	0.58%		28.68	1/9/2013	229,950
W. May	14,000 22,000	0.47 0.73	% %	28.68 50.60	1/9/2013 12/4/2010	183,960 445,500
(1)
No free standing or tandem Stock Appreciation Rights (SARs) were granted to the named individuals in 2003. Non-qualified stock options were granted in 2003 pursuant to the Company's 1998 Incentive Compensation Plan ("1998 Plan") at an option price equal to the fair market value of the stock at the date of grant. The option price may be paid by delivery of already owned shares, subject to certain conditions. The number of options exercisable increases in 25% increments, and for Mr. Wareham's grant in 20% increments, after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, disability, or retirement occurring after six months from the date of grant or in the event of a change of control. The January 2003 options have a term of ten years and the December 2003 options (the normal January 2004 options which were granted in 2003 due to the expiration of the 1998 Plan) have a term of seven years, all subject to sooner expiration in the event of termination of employment. Subject to plan limits, outstanding options may be adjusted in the event of certain changes affecting Company stock.

(2)
Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used:

	1/09/03 Grant	12/04/03 Grant	12/18/03 Grant
Option and market price (fair market value on grant date)	$28.68	$50.60	$49.09
Term of option	8.28 years	6.5 years	6.5 years
Risk free rate of return	4.6%	4.744%	4.486%
Dividend yield	1.12%	1.07%	1.07%
Volatility	38.5%	35.8%	35.7%
(3)
Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations that may occur from time to time. No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of the Company's Common Stock, stockholder return, or performance of the Company.

Option Exercises and Year-End Option Values

        No free standing or tandem Stock Appreciation Rights (SARs) have been granted to the named individuals. The table below shows the number of exercisable and unexercisable in-the-money, stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARS At FY-end(#)(2)		Value of Unexercised In-the-Money Options/SARs At FY-end($)(3)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Wareham	124,000	3,530,366	675,000	472,000	17,431,425	6,393,843
S. Garrett	—	—	7,500	121,500	13,125	757,495
E. Caro	—	—	36,940	103,500	641,280	1,036,430
E. Vivanco	92,000	2,256,515	83,000	86,000	1,570,678	1,203,043
W. May	31,000	805,100	104,000	70,000	2,727,088	703,190

(1)
Represents the difference between the exercise price and the fair market value determined on the date of exercise.

(2)
Subject to earlier termination all options granted have a term of ten years, except the December 2003 grant which has a seven year term. Option generally have become or will be exercisable over periods of three or four years from dates of grant, with the exception of Mr. Wareham's grants from 1999 through 2003 which become exercisable over periods of five years, and a 1994 grant of options which vested under a performance vesting feature. Options may become exercisable sooner in the event of death, disability, retirement or change in control as defined in the Company's 1990 and 1998 Incentive Compensation Plans.

(3)
Values were calculated by multiplying the closing market price of the Company's Common Stock at December 31, 2003 ($50.83 per share) by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

Termination of Employment and Change in Control Arrangements

        Under the Company's Executive Retention Incentive Program, the Company entered into agreements with certain executive officers by which it agreed to make advances against compensation for interest due quarterly on certain five-year loans obtained through, and fully funded by, an outside lender. Pursuant to loan documents entered into prior to July 30, 2002, the advances apply to compensation to be earned upon satisfying certain service and other contingencies. Each executive participating in the program has provided the Company with a recourse promissory note for the amounts advanced in the event the executive terminates employment for reasons other than for cause, death or disability. Interest payment amounts advanced under this program are included in the "Executive Compensation Table" above and the program is further described at footnote 8 thereto. This program has been closed to any future participation by executive officers.

        All of the named individuals have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Mr. Wareham's agreement provides for up to five times his annual "compensation" decreasing over time to no less than three times such compensation (based on the then current compensation) with limited continuance of certain Company benefits as well as excise tax gross up provisions and separate provisions in the event of disability. Under the agreements with other senior management, the Company will pay up to two times and, in some limited cases, up to three times the individual's annual "compensation" (based on the then current compensation), as well as a limited continuance of certain Company benefits. In addition, the agreements provide that at the time of a termination under the agreement, any outstanding stock options will be immediately exercisable for the length of the exercise period and any outstanding restricted stock shall have the restrictions removed.

        For purposes of the change in control agreements, "compensation" is the sum of the individual's highest annual salary rate while employed by the Company plus a management bonus increment equal to an applicable percentage of the highest annual salary rate. For purposes of the management bonus increment, the applicable percentage is determined by looking at the management bonus plan in place for the individual at the time of a qualifying termination under the agreement and calculating the total award guideline percentage that would be applicable if the target performance were achieved, adjusted up or down by any individual performance rating under the plan. If a management bonus plan is subsequently redesigned or replaced, then the applicable percentage will be adjusted to reflect the percentage of salary the individual could reasonably expect to receive as a bonus if the performance had been excellent and profit objectives had been met for the year in which the qualifying termination occurred. If no management bonus plan is in place at termination then the calculation of the applicable percentage is based on the terms of the one that was in place at the time the agreement was executed.

        Mr. Vivanco's employment with the Company terminated January 23, 2004 due to a reorganization and elimination of his position. In connection with this layoff, the Company entered into an agreement with Mr. Vivanco for certain severance benefits recognizing his long service with the Company. Under the agreement, Mr. Vivanco will receive severance equal to eighteen months' of his regular base salary at the time of termination, subject to required tax withholdings and payable on a pro rata basis in accordance with the Company's regular payroll schedule. In addition, his 2003 Restricted Stock grant (shown in the Summary Compensation Table) became fully vested upon termination and a financial counseling subsidy (approximating $6,500 in 2003) will be payable through December 2005. In return for these benefits conferred on Mr. Vivanco, he provided a comprehensive release of claims, agreed to maintain certain confidentialities, and agreed to assist the Company without additional compensation in any future matters relating to his former job duties or employment. Pursuant to loan documents under the Executive Retention Incentive Program, described above, Mr. Vivanco is not required to reimburse the Company for interest advances made under that program due to his termination resulting from a reorganization by the Company (shown in footnote 8 to the "Summary Compensation Table" above).

        In June 2001, the Company provided a loan to Mr. Caro as relocation assistance upon his assignment in Southern California, more fully described above at "Certain Relationships and Related Transactions." The loan terms provide that all accrued interest (but not principal) will be forgiven if Mr. Caro remains continuously employed with the Company through September 12, 2006. In the event he voluntarily terminates employment prior to this date, Mr. Caro is required to pay all accrued interest to the Company along with the principal.

Defined Benefit Pension Plan

        The Company's defined benefit qualified pension plan and non-qualified supplemental pension plan provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation and years of eligible service. Eligible compensation includes basic salary and bonuses paid during the year, including cash-based long-term incentive plan payouts. Benefit amounts are offset by amounts from any other similar Company or subsidiary sponsored plan, if applicable. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.

        Normal retirement age generally is 65, but employees may continue beyond age 65 and earn additional retirement benefits. Credited years of eligible service at normal retirement for the named executive officers would be as follows: Mr. Wareham, 38 years; Mr. Garrett, 12 years; and Mr. May, 31 years. Mr. Vivanco recently terminated employment in January 2004 with 32 years of eligible service.

        The following table illustrates the annual pension benefits payable from the qualified and non-qualified plans, before any offsets, calculated as a single life annuity, payable at normal retirement.

PENSION PLAN TABLE

	Years of Service
Remuneration*	15	20	25	30	35	40
450,000	124,452	165,936	207,420	248,904	290,388	331,872
500,000	139,452	185,936	232,420	278,904	325,388	371,872
700,000	199,452	265,936	332,420	398,904	465,388	531,872
900,000	259,452	345,936	432,420	518,904	605,388	691,872
1,100,000	319,452	425,936	532,420	638,904	745,388	851,872
1,300,000	379,452	505,936	632,420	758,904	885,388	1,011,872
1,500,000	439,452	585,936	732,420	878,904	1,025,388	1,171,872
1,700,000	499,452	665,936	832,420	998,904	1,165,388	1,331,872
1,800,000	529,452	705,936	882,420	1,058,904	1,235,388	1,411,872

*
The annual average of the highest sixty consecutive months of eligible compensation.

        Mr. Caro does not participate in the Company's qualified defined benefit pension plan. Instead, as an eligible employee of the former Coulter Corporation, additional company contributions are made under the Retirement Plus feature of the Company's Savings Plan, a defined contribution plan (as discussed in footnote 7 to the Summary Compensation Table above). Also, the Company has entered into an agreement with Mr. Caro to provide for retirement benefits that would have been accrued under the former Coulter Pension Plan had the Executive remained an eligible participant in such plan while he was working overseas. Under this agreement, Mr. Caro will receive a monthly retirement benefit of $1,546, offset by the equivalent value of any foreign pension plan benefit accrued while working overseas. Payments will be made under the Company's non-qualified supplemental pension plan, payable upon attainment of age 65 in the form of a joint and survivor annuity and will be actuarially adjusted if retirement occurs prior to age 65. The agreement also provides for a surviving spouse benefit calculated based on the stated monthly benefit, in the event the executive dies while employed.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION(2)

(2)
This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Organization and Compensation Committee is composed of non-employee, independent members of the Board of Directors. Principal responsibilities include the establishment of the Company's executive compensation philosophy, approval and administration of compensation programs, and other matters relating to the attraction, retention, motivation and succession of executive officers and senior management. The Committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

Compensation Philosophy

        The objectives of the Company's executive compensation program are to: Provide total compensation that attracts and retains outstanding executive and management talent; Motivate and focus each executive on achieving the Company's strategic business plan and short and long-term financial and operating goals; Maximize total shareholder value; Recognize and reward individual and Company success. The Company's compensation philosophy is to drive results by maintaining a substantial portion of total pay as "at risk compensation" in the form of annual and long-term incentives. Total direct compensation, comprised of base pay, annual and long-term incentive opportunity, is leveraged to achieve the top quartile of competitive pay for top quartile performance and contribution to shareholder value, and will deliver total direct compensation at the median for industry average performance. If below target performance is achieved, the company will pay below market median cash compensation.

        The Committee reviews annually each element of total direct compensation for consistency and alignment with the Company's compensation philosophy:

  •
  Base pay competitive targets for each position are established based on the level of responsibility, value of the position to the Company, and the competitive marketplace. The actual base pay, in relation to the competitive marketplace for each position reflects the executive's skill, experience and performance. Executive base pay is reviewed annually and base pay increases may be awarded based on an evaluation of these factors. The Company targets base pay at the median of general industry competitive practice.

  •
  Annual incentive compensation is directly tied to key financial and non-financial metrics such as profitability, growth, debt management, asset management and achievement of strategic goals that relate to both short and long-term Company performance designed to enhance shareholder value. In order for an incentive award to be paid to any executive, the Company has an Earnings per Share measure that must be achieved. The Committee believes that when the Company achieves above average performance against its industry comparator group, the annual incentive award should reflect that performance by providing awards above the median of general industry competitive practice. The company believes that if below target performance is achieved, awards should be below the median of general industry practice. In 2003, performance levels were established for net earnings, sales growth, net working capital, and individual goals. Incentive payments reflecting actual plan results were made to executive officers and other plan participants.

  •
  Long-term incentives are intended to closely align shareholder and executive interests through the achievement of the Company's strategic business plan. Long-term incentives are currently granted in the form of stock options, restricted stock and other performance-based compensation under the 1998 Incentive Compensation Plan. Stock based awards are granted at no less than the fair market value of Beckman Coulter common stock on the date of grant. The Committee generally targets its long-term incentive awards with applicable industry peers.

        To further align management and shareholder interests, the Company maintains stock ownership guidelines for the CEO, Division Presidents, all other Executive Officers and key Vice Presidents to acquire and retain stock ownership levels in Company common stock at least one times annual base pay. The multiple for Chief Executive Officer is at least four times base pay and the multiple for President and Chief Operating Officer is at least two times base pay. Stock ownership guidelines are to be achieved within five years of appointment to Vice President or above status. If guidelines are not achieved, the Committee may withhold payment of annual incentive compensation until the guidelines are met. All Company Vice Presidents who have this requirement have either met guidelines or are within the five-year timeframe to reach their appropriate level.

        In 2003, the Committee reviewed an updated probability analysis of the special non-qualified stock option grants (Performance Leveraged Stock Options) to be made at its discretion if an average share price target of $53 is achieved over a period of at least 30 trading days and within certain time limits. The Committee determined that one-half of the potential award target should be omitted from consideration because the performance target had not been achieved in 2003. The reduced grant opportunity however remains part of the motivational strategy of the Company and will continue in 2004.

Competitive Assessment

        The Committee conducts an annual review of the Company's executive total compensation program under the guidance of its independent external executive compensation consultants. This process assesses the competitiveness of the Company's total program and its key elements compared with comparator groups used for compensation purposes. This group consists of a broad range of general industry companies and a peer group of firms, recommended by our external consultant, that are size and industry relevant, and with whom the Company competes for executive talent. A number, but not all, of these companies are included in the line of business index shown on the performance graph. For the top five executive officers, the company selected a peer group of publicly traded companies with whom the company competes for top executive talent.

        Comparative data is unavailable for many of the Company's direct competitors that are, generally, either privately held foreign corporations or divisions of substantially larger corporations. Competitive compensation targets were derived using appropriate revenue comparisons to normalize compensation values for benchmark executive positions. For the top five executives, compensation proxy data was reviewed.

        In 2003, the Committee adopted a revised executive compensation strategy to align with its future strategic plans. The revised targets and plans will be introduced in 2004 and 2005 as appropriate. These include a mid-term plan and enhanced performance focused leverage opportunities in base pay and annual short-term plan.

Compensation of the Chief Executive Officer

        The compensation of the Chief Executive Officer of the Company consists of the same key elements of total direct compensation as other senior executives. At the request of John P. Wareham, Chairman of the Board, Chief Executive Officer and President, Mr. Wareham did not receive a base pay increase in February 2003, consistent with executive management's decision to award no base pay increases to any management personnel in 2003. Mr. Wareham's base pay remained at $775,000.

        Annual incentive awards for the Chief Executive Officer are based on achievement of annual financial as well as strategic and individual performance goals. In 2003, financial goals focused on sales growth, earnings and asset management. In February 2003, the Committee approved financial goals and targeted incentive award opportunities based upon level of achievement of pre-determined performance targets for net earnings, sales growth, and net working capital. The incentive award for achievement of financial goals was made in accordance with the pre-authorized plan formulas.With the addition of the Committee's evaluation of individual performance against pre-established goals, Mr. Wareham's total incentive award for 2003 was $706,880. The 2003 annual incentive payment reflects the Committee's evaluation of Mr. Wareham's individual performance measures established by the Committee, and Mr. Wareham's respective achievement level against those measures.

        For 2003, the Committee authorized two annual grant award cycles for all eligible employees in the company, in recognition of the expiration of the 1998 Incentive Compensation Plan at the end of 2003 and the lack of availability of stock grants until a new plan is authorized by shareholders. Mr. Wareham received an annual long-term incentive grant at the 50th percentile of competitive market data in January, 2003 and December, 2003 Mr. Wareham's January grant was a combination of non-qualified stock options and restricted stock and was granted at fair market value. His December 2003 grant was non-qualified stock options and was granted at fair market value.

Committee Governance

        In 2003 the Committee continued with its Corporate Governance focus by engaging in several compliance activities:

  •
  Review and update of Organization and Compensation Committee Charter

  •
  Equity based compensation plan compliance with revised New York Stock Exchange rules

  •
  2004 Long Term Performance Plan design reviews for compliance with New York Stock Exchange and SEC shareholder voting requirements

  •
  Annual review of grandfathered plans under Sarbanes-Oxley

  •
  Independent governance training

The Organization and Compensation Committee
William N. Kelley, M.D., Chair Hugh K. Coble Peter B. Dervan, Ph.D Ronald W. Dollens Van B. Honeycutt Betty Woods

PERFORMANCE GRAPH(3)

(3)
This Selection is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The line graph below compares the cumulative total stockholder return on Beckman Coulter's Common Stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index, the S&P 500 Health Care Equipment Index, and the S&P Midcap 400 Index for the last five fiscal years. The S&P 500 Health Care Equipment Index was formerly the S&P 500 Health Care (Medical Products and Supplies) Index prior to Standard and Poor's total review of all their indices in 2002. This index includes manufacturers of health care systems and supplies, including orthopedic and cardiac devices and laboratory equipment. In addition to this line of business index, the Company has included the S&P Midcap 400 Index, which is the market capitalization index where it has been placed by Standard and Poor's.

Comparison of Cumulative Five-Year Total Return*

        Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

	12/98	12/99	12/00	12/01	12/02	12/03

Beckman Coulter	100	95.02	158.31	168.61	113.37	197.09

S&P 500 Index	100	121.04	110.02	96.95	75.52	97.18

S&P 500 Health Care Equipment Index	100	92.18	135.31	128.45	112.20	148.16

S&P Midcap 400 Index	100	114.72	134.81	133.99	114.54	155.34

*
Assumes $100 invested on December 31, 1998.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Board has appointed the Audit and Finance Committee, whose members and functions are described under "Additional Information about the Board of Directors—Committees of the Board" above. Upon recommendation of the Audit and Finance Committee, the Board has appointed the firm of KPMG LLP as the Company's independent accountants for the current year. KPMG LLP has served as auditor of the Company since it was selected to serve as the Company's independent accountant for the year ended December 31, 1990.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2003 and 2002 respectively, and fees billed for other services rendered by KPMG LLP.

	2003	2002
Audit Fees	$1,923,000	$1,644,000
Audit-Related Fees	0	0
Tax Fees (1)	$1,119,000	$989,000
All Other Fees	0	0

Total	$3,042,000	$2,633,000

(1)
Tax fees consisted of services for U.S. federal, state and local and international tax planning, advice and compliance, tax valuation services, and assistance with tax audits and appeals.

        The Audit and Finance Committee has considered whether the independent auditors provision of tax services to the Company is compatible with the auditor's independence. Additionally, the Audit and Finance Committee approves all the audit and non-audit services, and related fees, provided to the Company by the independent auditors prior to the services being rendered.

ANNUAL REPORT

        A copy of the 2003 Annual Report to stockholders on Form 10-K which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of February 2, 2004, together with the proxy materials.

DEADLINE FOR STOCKHOLDER PROPOSALS

        Any proposal of an eligible stockholder who intends to present such proposal at the Company's 2005 annual meeting must be received in writing by the Secretary of the Company on or before October 30, 2004, if the proposal is to be considered by the Board for inclusion in the Company's proxy materials for that meeting.

OTHER BUSINESS

Presented By Management

        The Board does not intend to present any business at the Annual Meeting other than as stated above. As of the date of this Proxy Statement, neither the Board nor Management knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitute with respect to such matters.

Presented By Stockholders

        The Company's By-Laws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including also the nomination of persons for election as director. Such items of business must be submitted in writing to the Secretary of the Company at the Company's headquarters (address shown on Page 1 of this Proxy Statement) and must be received no later than 60 days prior to the scheduled annual meeting date. Thus, unless the Company discloses a change in the scheduling of the next annual meeting, April 7, 2005, stockholder proposals for consideration at that meeting must be received by the Secretary of the Company by February 6, 2005. If the scheduled meeting date is changed and the Company does not provide at least 70 days' advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals. In addition, the notice must meet all requirements contained in our By-Laws. Stockholders may contact the Secretary of the Company at our company headquarters for a copy of the relevant By-Law provisions regarding requirements for making stockholder proposals and nominating director candidates.

By Order of the Board of Directors

William H. May Vice President, General Counsel and Secretary
February 27, 2004

APPENDIX A

CHARTER OF THE AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS

I.    AUDIT AND FINANCE COMMITTEE PURPOSE

The Audit and Finance Committee is appointed by the Board of Directors (the "Board") of Beckman Coulter, Inc. (the "Company") to assist the Board in fulfilling certain of its oversight responsibilities. Specifically, the Audit and Finance Committee's purpose is to:

  •
  Assist Board oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements in conjunction with the Nominating and Corporate Governance Committee;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the independent auditors and the Company's internal audit function.

  •
  Prepare the required report pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

The Audit and Finance Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and direct access to the independent auditors as well as anyone in the Company. The Audit and Finance Committee shall also have the ability to retain without seeking the approval of the Board or management, special legal, accounting, or other consultants or experts it deems necessary or appropriate in the performance of its duties.

The Company shall provide for appropriate funding, as determined by the Audit and Finance Committee, in its capacity as a committee of the Board, for payment of:

  •
  Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

  •
  Compensation of any advisers employed by the Audit and Finance Committee; and

  •
  Ordinary administrative expenses of the Audit and Finance Committee that are necessary or appropriate in carrying out its duties.

II.    AUDIT AND FINANCE COMMITTEE COMPOSITION AND MEETINGS

Audit and Finance Committee members shall meet the requirements of the rules of the New York Stock Exchange, Inc. (the "NYSE"), the Sarbanes-Oxley Act of 2002 (the "2002 Act") and the rules of the SEC. The Audit and Finance Committee shall be comprised of three or more directors as determined by the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" to the extent required by the NYSE, and Rule 10A-3 under the Securities Exchange Act of 1934. The Board shall also determine that each member is "financially literate," and that one member of the Audit and Finance Committee has "accounting or related financial management expertise," in each case as such qualifications are interpreted by the Board in its business judgment, and whether any members of the Audit Committee are "audit committee financial experts" as defined by the SEC for purposes of the 2002 Act.

No director may serve as a member of the Audit and Finance Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit and Finance Committee and discloses this determination in the Company's annual proxy statement.

Audit and Finance Committee members shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Board shall designate one member of the Audit and Finance Committee as its chairperson.

The Audit and Finance Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit and Finance Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. The Audit and Finance Committee should meet separately in executive session periodically with management, the Senior Internal Audit executive, and the independent auditors to discuss any matters that the Audit and Finance Committee or any of these persons or firms believes should be discussed privately. The Audit and Finance Committee shall report regularly to the Board.

III.    AUDIT AND FINANCE COMMITTEE RESPONSIBILITIES AND DUTIES

As stated above, the Audit and Finance Committee's purpose includes assisting the Board in oversight of the integrity of the Company's financial statements, its legal and regulatory requirements, the qualifications, independence and performance of the independent auditors and the performance of the Company's internal audit function. In carrying out that role, the Audit and Finance Committee will have the duties and responsibilities delineated in Annex A. Annex A will be reviewed annually, and updated if necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices. As the compendium of Audit and Finance Committee duties and responsibilities, Annex A will be considered to be incorporated in, and a part of, this charter.

IV.    DELEGATION TO SUBCOMMITTEE

The Audit and Finance Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit and Finance Committee. Without limiting the generality of the foregoing, the Audit and Finance Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit and Finance Committee at is next scheduled meeting.

******************************

While the Audit and Finance Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting parties. This is the responsibility of management and the independent auditors. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit and Finance Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit and Finance Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

******************************

ANNEX A

The following are the key duties and responsibilities of the Audit and Finance Committee:

  1.
  With respect to financial reporting:

  (i)
  To obtain from the independent auditors in connection with any audit a timely report describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and procedures related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences.

  (ii)
  Discuss with management, the independent auditors and the Senior Internal Audit executive, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

  (iii)
  In consultation with management, the independent auditors and the Senior Internal Audit executive, consider the integrity of the Company's financial reporting processes and internal controls. Meet periodically with management to review significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and discuss policies with respect to risk assessment and risk management. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  (iv)
  Determine that the interim quarterly financial statements are reviewed by the independent auditors prior to external release of the financial statements. If management or the independent auditors identify significant special matters, they will review this information with the Audit and Finance Committee prior to external release of the financial statements. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 or other professional standards.

  2.
  With respect to the independent auditors:

  (i)
  The independent auditors shall report directly to the Audit and Finance Committee. The Audit and Finance Committee shall review the independence, qualifications, and performance of the independent auditors and shall be responsible for their appointment, compensation (including the sole authority to approve all audit engagement fees and terms), retention, termination and oversight (including resolving disagreements between management and the independent auditors regarding financial reporting).

  (ii)
  Be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit and Finance Committee.

    (iii)
    Pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors, and consider whether the outside auditors' provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors.

    (iv)
    At least annually, obtain and review a report by the independent auditors describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues; and (to assess the independent auditors' independence) all relationships between the independent auditor and the Company, including the matters set forth in Independence Standards Board No. 1.

    (v)
    Discuss with management the timing and the process for implementing the rotation of the lead audit partner, the concurring partner and any other active engagement team partners, and consider whether there should be a regular rotation of the audit firm itself.

    (vi)
    Establish hiring policies for employees or former employees of the independent auditors.

  3.
  With respect to the Internal Audit Services Department and legal compliance:

  (i)
  Review and approve updates to Internal Audit Services' charter.

  (ii)
  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Internal Audit Services department, including those related to IT (Information Technology) procedures and controls.

  (iii)
  Review the appointment, performance and replacement of the Senior Internal Audit executive.

  (iv)
  Review with the Company's general counsel and, as appropriate, independent auditors any legal, compliance or regulatory matters that could have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including any material reports to or inquiries received from regulators, governmental agencies or employees.

  (v)
  Review the Company's evaluation of its system of internal controls.

  4.
  With respect to its general responsibilities:

  (i)
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

  (ii)
  Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive earnings press releases, as well as types of financial information and earnings guidance provided, and presentations made, to analysts and rating agencies. Discussion of financial information, earnings guidance and presentations may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made).

  (iii)
  Prior to the audit, review with management, the independent auditors and, if appropriate, the Senior Internal Audit executive, the audit annual plan/engagement letter — discuss scope, staffing, locations, reliance upon management and the Internal Audit Services department and general audit approach.

    (iv)
    Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    (v)
    Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements.

    (vi)
    Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management and any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company.

    (vii)
    Review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise.

    (viii)
    Review and reassess the adequacy of this charter at least annually and recommend any changes to the Board. Submit the charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

    (ix)
    Annually prepare a report to stockholders as required by the SEC for inclusion in the Company's annual proxy statement after appropriate consultation with the independent auditors.

    (x)
    Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

    (xi)
    Oversee the corporate finance matters of the Company, including but not limited to the approval and recommendation to the full Board of Directors all capital investments greater than $5 million, review of the Company's financing strategy, the annual financing plan, dividend policy, recapitalization including debt and/or equity, financing related to material acquisitions and divestitures, stock splits and other such financing matters.

    (xii)
    Prepare and review with the Board an annual performance evaluation of the Audit and Finance Committee, which evaluation must compare the performance of the Audit and Finance Committee with the requirements of this charter. The performance evaluation by the Audit and Finance Committee shall be conducted in such manner as the Audit and Finance Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit and Finance Committee or any other member of the Audit and Finance Committee designated by the Audit and Finance Committee to make this report.

    (xiii)
    Perform any other activities as the Board may delegate to the Audit and Finance Committee.

APPENDIX B

BECKMAN COULTER, INC.
2004 LONG-TERM PERFORMANCE PLAN

1.     Purpose of Plan.

        The purpose of this 2004 Long-Term Performance Plan (this "Plan") of Beckman Coulter, Inc., a Delaware corporation (the "Company"), is to provide incentives and stock-based awards to promote the success of the Company and the interests of its stockholders and to further align the interests of the Company's stockholders, employees and non-employee directors.

2.     Persons Eligible Under Plan.

        Subject to the other provisions of this Section 2, any person who is a director or an officer or employee of the Company or any of its subsidiaries (an "Eligible Person") shall be eligible to be considered for the grant of a discretionary award (as described in Section 5 below) or awards under this Plan; provided, however, that Eligible Directors (as defined in Section 6) will automatically participate under, and shall only be eligible to receive those automatic awards specifically contemplated by, Section 6, as such section may be amended from time to time.

3.     Stock Subject to Plan.

        Subject to the provisions of Section 8, the capital stock that may be delivered under this Plan will be shares of the Company's Common Stock, par value $0.10 per share (the "Common Shares"). Subject to adjustment as provided in or pursuant to this Section 3 or Section 8:

  3.1
  Aggregate Share Limits    A maximum of 6,500,000 Common Shares may be delivered pursuant to all awards granted under this Plan. This aggregate Common Share limit, as adjusted pursuant to Section 3 or Section 8, shall constitute and be referred to as the "Share Limit."

  3.2
  Limits on Awards Other Than Options and Stock Appreciation Rights; Limits on Director Awards.    Subject to the Share Limit, in no event shall more than 2,600,000 Common Shares be available for share awards under this Plan other than (a) stock options, or (b) shares delivered in respect of compensation earned but deferred. Subject to the Share Limit, in no event shall more than 250,000 Common Shares be available for awards to Eligible Directors pursuant to Section 6.

  3.3
  Individual Limits; Eligible Director Limits.    The aggregate number of Common Shares subject to options and stock appreciation rights ("SARs") granted under this Plan during any calendar year to any individual shall be limited to 650,000. Additional individual limits are set forth in Section 5.2.2.

  3.4
  ISO Share Limit.    The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options under Section 422 of the Internal Revenue Code ("ISOs") granted under this Plan is subject to the Share Limit in the aggregate and, in the individual case, the applicable limits under Section 422 of the Internal Revenue Code, as amended from time to time (the "Code").

  3.5
  Cash Settlement and Termination of Awards — Effect on Share Limits.    To the extent that an award is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under this Plan, shall be available for subsequent awards under this Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code and applicable regulations and interpretations thereunder ("Section 162(m)") with respect to awards intended as performance-based compensation thereunder.

4.     Administrator of Plan.

  4.1
  The Administrator.    With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m), this Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more outside directors (as this requirement is applied under Section 162(m)). As to other awards, this Plan may be administered by the Board or by one or more duly authorized delegates pursuant to Section 4.5; provided, however, that an award other than a stock option, restricted stock award, or stock appreciation right, and other than for past services or in respect of compensation earned but deferred, must be approved by the Committee. (The appropriate acting body, be it the Board or a delegate pursuant to Section 4.5, is referred to as the "Administrator.") Transactions in or involving awards intended to be exempt under Rule 16b-3 ("Rule 16b-3") under Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), must be duly and timely authorized by the Board, a committee of Non-Employee Directors (as this term is used in or under Rule 16b-3), or as otherwise required or permitted thereby.

  4.2
  Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan within its delegated authority, including, without limitation, the authority to:

  (a)
  adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the awards granted under this Plan and determine the forms of awards;

  (b)
  determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such persons, if any, awards will be granted under this Plan;

  (c)
  grant awards to persons determined to be Eligible Persons and determine the terms and conditions of such awards, including but not limited to the number of Common Shares issuable pursuant thereto, the times (subject to Section 5.5) at which and conditions upon which awards become exercisable or vest or shall expire or terminate, the fair market value of the Common Shares or awards from time to time and/or the manner in which it will be determined, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of awards;

  (d)
  determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action;

  (e)
  determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

  (f)
  interpret and construe this Plan and the terms and conditions of any award granted hereunder, whether before or after the date set forth in Section 7;

    (g)
    determine the circumstances under which, consistent with the provisions of Section 9, any outstanding award may be amended; and

    (h)
    acquire or settle rights under options, SARs or other awards in cash, stock of equivalent value, or other consideration.

    All authority granted herein (except as to initial grants under clauses (b) and (c) above) shall remain in effect so long as any award remains outstanding under this Plan.

  4.3
  Administrator Responsibility and Discretion; No Repricing.    Subject to the express provisions of this Plan, the Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Plan, which terms and conditions may include, subject to such limitations as the Administrator may from time to time impose, among other things, provisions that:

  (a)
  permit the recipient of such award to pay the purchase price of the Common Shares or other property issuable pursuant to such award, or any applicable tax withholding obligation upon such issuance or in respect of such award or Common Shares, in whole or in part, by any one or more of the following:

  (i)
  cash, cash equivalent, or electronic funds transfer,

  (ii)
  the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to awards) or other property,

  (iii)
  a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such award,

  (iv)
  a cashless exercise, or

  (v)
  cancellation of indebtedness or conversion of other securities.

  (b)
  accelerate the receipt and/or vesting of benefits pursuant to the award upon or in connection with (whether before, at the time of or after) the occurrence of a specified event or events, including, without limitation, an event of the type referenced in Section 8, a termination of employment, an event of a personal nature, or otherwise, in any case as deemed appropriate by the Administrator;

  (c)
  qualify such award as an ISO;

  (d)
  subject to the no repricing rule set forth at the end of this Section 4.3, adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in the circumstances referenced in clause (b) above or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Administrator, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, a shorter or longer vesting or exercise period, or, except as provided below, an exercise or purchase price that is higher or lower than the original or prior award), in each case subject to Sections 3 and 9;

  (e)
  authorize (subject to Sections 8, 9, and 11) the conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 8 or in other circumstances or upon the occurrence of other events as deemed appropriate by the Administrator; and/or

    (f)
    determine the value of and acquire or otherwise settle awards upon termination of employment, upon such terms as the Administrator (subject to Sections 8, 9 and 11) deems appropriate.

    In no case, however, may the Administrator reprice (by amendment, cancellation and regrant, or other means) an outstanding stock option or stock appreciation right (other than as an adjustment pursuant to Section 8.2).

  4.4
  Decisions in Good Faith; Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted under this Plan in good faith. Any action taken by, or inaction of, the Administrator relating to or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.

  4.5
  Delegation.    The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan, provided that each designated committee granting any awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of the acting committee shall constitute a quorum. The vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the committee shall constitute action by the committee. The Board also may delegate different levels of authority to one or more officers of the Company with administrative and grant authority under this Plan to the extent consistent with Section 157 of the Delaware General Corporation Law or any successor provision. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

  4.6
  Bifurcation.    Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Administrator in any manner so that provisions of any award agreement (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3 or Section 162(m), to the extent permitted thereby, are applicable only to persons subject to those provisions and to those awards to those persons intended to satisfy the requirements of the applicable legal restriction.

5.     Awards.

  5.1
  Type and Form of Awards.    All awards shall be evidenced in writing, substantially in the form approved by the Administrator, and executed on behalf of the Company and, if required by the Administrator, by the recipient of the award. The Administrator may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an award by the Administrator under this Plan.

    The types of awards that the Administrator may grant include, but are not limited to, any of the following, on an immediate or deferred basis, either singly, or in tandem or in combination with or in substitution for, other awards of the same or another type: (i) Common Shares, (ii) options, warrants, convertible securities, stock appreciation rights (including limited stock appreciation rights), restricted stock, stock units, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof, (iii) any similar securities with a value derived from the value of or related to the Common Shares or other securities of the Company and/or returns thereon, or (iv) cash. Share-based awards may include (without limitation) stock options, stock purchase rights, stock bonuses, stock units (or deferred compensation accounts), stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, or common shares or preferred shares, any of which may be payable in securities of the Company or cash, and may consist of one or more of such features in any combination. Unless the Administrator otherwise provides, awards under this Section 5.1 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more of the performance goals related to the business criteria identified below, shall be deemed Performance-Based Awards under Section 5.2.

  5.2
  Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1 above may be, and options and SARs granted with an exercise price not less than fair market value at the date of grant ("Qualifying Options") typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options, may also depend) on any one or more of the following business criteria: A/R month sales outstanding, EBIT, EBITDA, EPS, EVA, expense reduction, debt, debt to EBITDA, interest coverage, inventory turns, net earnings, operating cash flow, pre-tax margin, return on assets, return on capital, return on equity, sales, stock price appreciation, and working capital improvement, as defined further in Appendix A, in each case relative to a preestablished targeted level or levels (the "performance goals"), on an absolute or relative basis or ratio with other performance-based business criteria, either as reported currency or constant currency, pre-tax or after-tax, before or after special charges, for the Company on a consolidated basis or for one or more subsidiaries, segments, divisions or business units, or any combination of the foregoing. The applicable performance period may range from one to five years. These terms are used as applied under generally accepted accounting principles (if applicable) and in the Company's financial reporting. The specific performance goals in respect of Performance-Based Awards other than Qualifying Options must be approved by the Administrator in advance of any applicable deadlines under Section 162(m) and while the performance relating to those goals remains substantially uncertain within the meaning thereof.

  5.2.1
  Class.    The eligible class of persons for awards under this Section 5.2 shall be executive officers of the Company and, in the discretion of the Administrator, other employees of the Company who are designated by the Administrator to receive an award under this Section 5.2 because they may be executive officers of the Company by the time their awards are exercised, vested or paid.

  5.2.2
  Limits.    Grants or awards under this Section 5.2 may be paid in cash or shares or any combination thereof. In no event shall share-based Performance-Based Awards granted in any calendar year to any Eligible Person under this Plan relate to more than 650,000 Common Shares per person. In no event shall grants to any Eligible Person under this Plan of awards payable only in cash in any calendar year and not related to shares provide for payment of more than $3,500,000 per person. Awards that are cancelled during the fiscal year shall be counted against these limits only to the extent required by Section 162(m).

  5.2.3
  Certification of Payment.    Except as otherwise permitted under Section 162(m), before any Performance-Based Award under this Section 5.2 is paid, the Administrator must certify that the performance goal and any other material terms of the Performance-Based Award were in fact satisfied.

  5.2.4
  Reservation of Discretion.    The Administrator shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Performance-Based Awards under this

      Section 5.2. The Administrator may reserve by express provision in any award agreement the right to reduce the amount payable in accordance with any standards or on any other basis (including the Administrator's discretion), as the Administrator may impose.

    5.2.5
    Adjustments.    Performance goals or other features of an award under this Section 5.2 may provide that they (i) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing) or a complete or partial corporate liquidation, or (ii) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (iii) shall be adjusted for any other circumstances or event, or (iv) any combination of (i) through (iii), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation. An award that is intended to satisfy the requirements of this Section 5.2 shall be considered a Performance-Based Award.

  5.3
  Consideration for Shares.    Common Shares may be issued pursuant to an award for any lawful consideration as determined by the Administrator, including, without limitation, services rendered by the recipient of such award, but shall not be issued for less than the minimum lawful consideration. Awards may be payable in cash, stock or other consideration or any combination thereof, as the Administrator shall designate in or (except as required by Section 5.2) by amendment to the award agreement.

  5.4
  Option/SAR Pricing Limits.    The purchase price per share of the Common Shares covered by any option or the base price of any SAR shall be determined by the Administrator at the time of the grant, but shall not be less than 100% of the fair market value of the Common Shares on the date of grant. That is, "premium" option or SAR grants are permitted but so-called "discount" option or SAR grants are not permitted.

  5.5
  Term Limits.    Any option, SAR, warrant or similar right shall expire and any other award shall vest not more than 7 years after the date of grant, except for awards payable upon or after termination of services or after a fixed date if the award vests within (or the first payment occurs within) the 7-year period after the date of grant. An award may be converted or convertible, notwithstanding the foregoing limits, into or payable in, specified securities or another award that otherwise satisfies the requirements of this Plan.

  5.6
  Transfer Restrictions.    Unless otherwise expressly provided in (or pursuant to) this Section 5.6, by applicable law or by the award agreement, as the same may be amended, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder.

    5.6.1
    Exceptions by Administrator Action.    The Administrator by express provision in the award or an amendment thereto may permit an award to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and would not adversely affect the Company's ability to use Form S-8 to register under the Securities Act of 1933 the offer and sale of securities under this Plan and on a basis consistent with the incentive purposes of the award and this Plan. Notwithstanding the foregoing, awards intended as ISOs or restricted stock awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

    5.6.2
    Exclusions.    The exercise and transfer restrictions in this Section 5.6 shall not apply to:

    (a)
    transfers to the Company,

    (b)
    the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

    (c)
    transfers pursuant to a domestic relations order (if approved or ratified by the Administrator), if (in the case of ISOs) permitted by the Code,

    (d)
    if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

    (e)
    the authorization by the Administrator of "cashless exercise" procedures with third parties who finance or who otherwise facilitate the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

  5.7
  Tax Withholding.    Upon any exercise, vesting, or payment of any award, the Company shall have the right at its option to:

  (a)
  require the recipient (or his or her heirs, personal representatives or beneficiaries, as the case may be) to pay or provide for payment of the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction; or

  (b)
  deduct from any amount payable in cash the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such cash amount.

    In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may require or may permit (either at the time of the award or thereafter) the holder the right to offset, pursuant to such rules and subject to such conditions as the Administrator may establish, the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy the minimum amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction.

  5.8
  Cash Awards.    The Administrator shall have the express authority to pay awards in cash under this Plan, whether in lieu of, in addition to or as part of another award.

  5.9
  Restricted Stock Vesting Limitation.    Subject to acceleration pursuant to Section 8 and subject to the Committee's authority to accelerate vesting pursuant to Section 4.3 (such as in connection with a termination of employment due to death, disability or retirement), a restricted stock award granted pursuant to the Plan shall not initially have an intended vesting schedule that is materially shorter than a schedule of pro-rata vesting over a period of not less than three years; provided that a restricted stock award may initially be granted with only a one-year time-based vesting schedule if the vesting of the award is also subject to the attainment of one or more performance-based conditions.

6.     Director Formula Plan.

  6.1
  Participation.    Awards under this Section 6 shall be granted to each member of the Board who is not, and has not been, an officer or employee of the Company or any subsidiary for a period of at least one year (an "Eligible Director"), exclusively in accordance with the provisions set forth below and subject to the limitations in Section 3. Options granted pursuant to Section 6.2 will be evidenced by award agreements the form(s) of which have been approved by the Board.

  6.2
  Annual Option Grants.    Subject to adjustments under Section 6.4, each Eligible Director in office on the first day of trading on the New York Stock Exchange in each calendar year during the term of this Plan, commencing in 2005, shall automatically be granted at the close of trading on that day (without any action by the Administrator) a nonqualified stock option (the grant date of which will be such date) to purchase 5,000 Common Shares. Subject to adjustments under Section 6.5, if an Eligible Director first takes office after April 1, 2004 and other than on or before the first day of trading on the New York Stock Exchange in the year in which he or she first takes office, the Eligible Director shall be granted (without any action by the Administrator) a nonqualified stock option (the grant date of which will be the date he or she first takes office) to purchase 500 Common Shares, or if greater, the number of Common Shares determined by multiplying 5,000 by (i) the number of days remaining after the grant date until the following January 2 (provided that such number shall not be greater than 365), divided by (ii) 365, then rounded to the next whole number.

  6.2.1
  Limits.    Annual grants that would otherwise exceed the maximum number of Common Shares under Section 3 will be prorated within such limitation.

  6.2.2
  Exercise Price.    The purchase price per share covered by each option granted pursuant to this Section 6.2 shall be 100 percent of the fair market value of a Common Share on the grant date. The exercise price of any option granted under this Section 6.2 shall be paid in full at the time of each purchase in cash or by check or in Common Shares valued at their fair market value on the date of exercise of the option, or partly in such shares and partly in cash, but any such shares used in payment must be owned by the participant at least six months prior to the date of exercise.

  6.2.3
  Term.    Each option granted under this Section 6.2 and all rights or obligations thereunder will expire 7 years after the grant date and will be subject to earlier termination as provided below. Each option granted under this Section 6.2 will become fully exercisable upon, and may not be exercised prior to, the date which is six months after the grant date.

  6.2.4
  Early Termination.    If an Eligible Director's services as a member of the Board terminate (for any reason): (i) during the six month period following the grant date of an option granted under this Section 6.2, the option shall terminate, or (ii) at any other time, the option granted pursuant to this Section 6.2 may be exercised for one year after the date of such termination or until the expiration of the stated term whichever first occurs.

    6.2.5
    Adjustments.    Options granted under this Section 6.2 will be subject to adjustments, accelerations and terminations as provided in Section 8, but only to the extent that such adjustment and any Administrator action in respect thereof in the case of a Change in Control Event (as defined in Section 8.1) is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Company, or is otherwise consistent with adjustments to options and restricted stock held by persons other than executive officers or directors of the Company (or, if there are none, consistent in respect of the underlying shares with the effect on stockholders generally).

    6.2.6
    Acceleration Upon a Change in Control Event.    Each option granted under this Section 6.2 shall become fully vested and immediately exercisable upon the occurrence of a Change in Control Event as provided in Section 8.1; subject, however, to the discretion of the Administrator to prevent such full acceleration as provided therein. Each option granted under this Section 6.2 shall be subject to early termination also as provided in Section 8.1.

7.     Term of Plan.

        No award shall be granted under this Plan after April 5, 2007. After that date, this Plan shall continue in effect as to then outstanding awards. Any then outstanding award may be amended thereafter in any manner that would have been permitted earlier, except that no such amendment (other than an adjustment pursuant to Section 8) shall increase the number of shares subject to, comprising or referenced in the award or reduce the exercise or base price of an option or SAR or permit cash payments in an amount that exceeds the limits of Section 3.

8.     Adjustments; Change in Control.

  8.1
  Change in Control; Acceleration and Termination of Awards.    Unless prior to a Change in Control Event (as defined below) the Administrator determines that, upon its occurrence, benefits under any or all awards will not accelerate or determines that only certain or limited benefits under any or all awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event

  (a)
  each option and stock appreciation right will become immediately exercisable,

  (b)
  restricted stock will immediately vest free of restrictions,

  (c)
  each award under Section 5.2 shall become payable to the participant, and

  (d)
  the number of shares covered by each stock unit account shall be issued to the participant.

    The Administrator may override the limitations on acceleration in this Section 8.1 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. Any acceleration of awards will comply with applicable legal and regulatory requirements (including, without limitation, Section 422 of the Code with respect to ISOs). Any discretion with respect to these events shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction. The Administrator may deem an acceleration to occur prior to the applicable event and reinstate the original terms of an award if the event giving rise to the acceleration does not occur.

    If any option or other right to acquire Common Shares under this Plan has been fully accelerated as required or permitted by this Plan but is not exercised prior to (i) a dissolution of the Company, or (ii) an event described in this Section 8.1 that the Company does not survive, or

    (iii) the consummation of an event described in Section 8.2 involving a Change in Control Event approved by the Board, such option or right will terminate, subject to any provision that has been expressly made by the Administrator or the Board through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such option or right.

    "Change in Control Event" shall mean the following for purposes of this Plan and shall be deemed to occur if any of the following events occur:

    (a)
    Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding voting securities, provided that, no Change in Control Event shall be deemed to occur solely because a corporation (the "seller") owns 15% or more of the Company's voting securities if such ownership is only a transitory step in a reorganization whereby the Company purchases the assets of the seller for Company voting securities and the seller liquidates shortly thereafter;

    (b)
    Individuals who, as of the date hereof, constitute the Company's Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Company's Incumbent Board;

    (c)
    The Company's stockholders approve a merger or consolidation with any other corporation, other than (A) a merger or consolidation which would result in the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 85% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 15% or more of the combined voting power of the Company's then outstanding voting securities; or

    (d)
    The Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    Notwithstanding the preceding sentence, a Change in Control Event shall not be deemed to have occurred if the "person" described in the preceding sentence is an underwriting syndicate which has acquired the ownership of 15% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities. If, after any of the events deemed to constitute a Change in Control Event occurs, the transaction approved by the stockholders does not actually transpire, the Change in Control Event will be retroactively deemed not to have occurred.

  8.2
  Adjustments.    The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Shares (whether in the form of cash,

    Common Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Shares) or a sale of substantially all the assets of the Company as an entirety occurs. The Administrator will, in such manner and to such extent (if any) as it deems appropriate and equitable

    (a)
    proportionately adjust any or all of (i) the number and type of shares of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Shares (or other securities or property) subject to any or all outstanding awards, (iii) the grant, purchase, or exercise price of any or all outstanding awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards, or (v) the performance standards appropriate to any outstanding awards, or

    (b)
    in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of the Common Shares of the Company upon or in respect of such event.

    The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, stock appreciation rights, or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise or strike price of the award. In any of such events, the Administrator may take such action sufficiently prior to such event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

9.     Amendment and Termination of Plan and Awards.

        Except as otherwise provided below, the Board may amend or terminate this Plan at any time and in any manner. No amendment or termination of the Plan or change in or affecting any outstanding award shall deprive in any material respect the holder, without the consent of the holder, of any of his or her rights or benefits under or with respect to the award. Stockholder approval for an amendment shall not be required unless stockholder approval of the amendment is required as a matter of applicable law or listing agency rule. Adjustments contemplated by Section 8 shall not be deemed to constitute a change or amendment requiring stockholder approval or the consent of award holders. The Board shall not reduce the exercise price of any option or base price of any stock appreciation right (other than an adjustment pursuant to Section 8) without stockholder approval of the repricing. Without limiting the generality of the Board's amendment authority pursuant to the foregoing, the Board may, without stockholder approval, from time to time amend the Eligible Director grant provisions of Section 6 (including, without limitation, amend the provisions of Section 6 to change grant levels and/or the type or forms of awards to be granted to Eligible Directors); subject to the limits of Section 3.

10.   Effective Date; Stockholder Approval.

        This Plan shall be effective as of the date of its approval by the Board (the "Effective Date"), subject to the approval of this Plan by the requisite vote of stockholders at the Company's 2004 annual meeting of stockholders.

11.   Legal Matters.

  11.1
  Compliance and Choice of Law; Severability.    This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Common Shares and/or the payment of money under this Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

  11.2
  Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

  11.3
  No Employment Contract.    Nothing contained in this Plan (or in any other documents relating to this Plan or to any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause.

APPENDIX A
PERFORMANCE-BASED BUSINESS CRITERIA

        The business criteria in Section 5.2 of the Plan shall have the meanings set forth below, in each case as reported in the financial statements of the Company or applicable subsidiary, division, segment, or unit ("financial statements").

        A/R Months Sales Outstanding means trade accounts receivable (A/R)(net of reserves) divided by latest historical months Sales.

        EBIT means Net Earnings before interest expense and taxes, which may be adjusted for special charges, if any.

        EBITDA means Net Earnings before interest expense, taxes, depreciation and amortization, which may be adjusted for special charges, if any.

        EPS means Net Earnings divided by the weighted average number of common shares outstanding. The shares outstanding may be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments as required by generally accepted accounting principles.

        EVA means operating profit after tax (OPAT) (which is defined as Net Earnings after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (average total capital as such term is used below under "Return on Capital"). Net Earnings may be adjusted for special charges and acquisition activity costs, if any. The charge for capital is the percentage cost of capital times the average total capital. The cost of capital is the weighted average cost of capital as calculated for the Company.

        Expense Reduction means reduction in actual expense or an improvement in the expense to Sales ratio compared to a target or prior year actual expense to Sales ratio, which may be adjusted for special charges, if any.

        Debt means all accounts classified as such in the financial statements.

        Debt to EBITDA means the ratio of Debt to EBITDA.

        Interest Coverage means the ratio of EBITDA to interest expense. Net Earnings may be adjusted for special charges.

        Inventory Turns means the ratio of total cost of goods sold on a historical basis to average net inventory. This ratio may be adjusted for special charges, if any.

        Net Earnings means the difference between total Sales and total costs and expenses, including income taxes.

        Operating Cash Flow means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows. The numbers relating to the foregoing may be adjusted for special charges, if any.

        Pre-Tax Margin means the ratio of earnings before income taxes to Sales. Earnings may be adjusted for special charges for comparative purposes.

        Return on Assets means the ratio of Net Earnings to total average assets including goodwill. Earnings may be adjusted for special charges and goodwill amortization for comparative purposes.

        Return on Capital means the ratio of Net Earnings to average total capital. Total capital includes working capital, and other long term assets such as PP&E, goodwill and intangibles, customer leased equipment and other leased assets. Cash, deferred tax assets and Debt are not generally included in capital for calculation purposes.

        Return on Equity means Net Earnings divided by average total equity. Net Earnings may be adjusted for special charges, if any.

        Sales means sales, service and rental income from third parties net of discounts, returns and allowances.

        Stock Price Appreciation means an increase, or an average annualized increase, in the stock price or market value of the Common Stock of the Company after purchase of, or the date of grant of, an award or above a specified stock price.

        Working Capital Improvement means the net change in current assets less current liabilities over the applicable period or the reduction in the current ratio (current assets divided by current liabilities), excluding changes in cash and cash equivalents, and current deferred income taxes.

BECKMAN COULTER, INC.
PROXY/VOTING INSTRUCTION CARD

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
Beckman Coulter, Inc. Headquarters, Fullerton, California
Thursday, April 1, 2004, 10:00 A.M.

        The undersigned hereby authorizes and appoints Peter B. Dervan, Ph.D. and John P. Wareham and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 2004 Annual Meeting of Stockholders or any adjournments or postponements thereof.

Nominees for Director for Term Expiring in 2007:
01. Ronald W. Dollens, 02. Charles A. Haggerty, 03. William N. Kelley, M.D.

        This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares, if any, held under the Company's Dividend Reinvestment Plan and in EquiServe book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Company's Savings Plan.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE). You need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation, in which case you need only sign, date and return the card. If you submit your proxy by telephone or via the Internet, you need not return the card.

SEE REVERSE SIDE

/*\ FOLD AND DETACH HERE /*\
BECKMAN COULTER, INC. Corporate Headquarters 4300 N. Harbor Boulevard Fullerton, CA 92835 (714) 871-4848 • (562) 691-0841

Entrance to the meeting will be through the main lobby.
Enter the parking lot off Harbor at Beckman Drive.

X	Please mark your votes as in this example.	9830

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If properly executed, but no direction is given, this Proxy will be voted FOR Proposals 1 and 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

		FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	☐	☐	2.	Approval of the Company's 2004 Long-Term Performance Plan.	☐	☐	☐
For, except vote withheld from the following nominee(s)

				Please check this box if you plan to attend the Annual Meeting. ☐
				The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournment thereof.
				NOTE: Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

				SIGNATURE(S) DATE
/*\ FOLD AND DETACH HERE /*\

Dear Stockholder:

You may submit your proxy in one of these ways:

•	To vote online, have this proxy/voting instruction card in hand, access the website http://www.eproxyvote.com/bec and follow the instructions.
•	To vote by touch-tone telephone, have this proxy/voting instruction card in hand, call 1-877-779-8683 toll free from the U.S. or Canada, and follow the instructions.
•
To vote by mail, complete, sign, date and mail this proxy card in the U.S. postage-paid envelope included with the proxy statement or send it to Beckman Coulter, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8531, Edison, New Jersey 08818-9112.

You can submit your proxy by mail or phone or via the Internet anytime prior to April 1, 2004 (see following paragraph for deadline to instruct the Trustee for the Savings Plan). You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the phone or Internet method.

If shares are held on your behalf under the Beckman Coulter, Inc. Savings Plan, the proxy serves to provide instructions to the plan trustee who then votes the shares. Instructions must be received by March 29, 2004 to be included in the tabulation for the trustee's vote. If no instructions are received, your shares will not be voted.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide instruction or grant a proxy, you must have each proxy/voting instruction card in hand.

TRUSTEE VOTING INSTRUCTION CARD
BECKMAN COULTER, INC. ("BECKMAN COULTER") BENEFIT EQUITY TRUST

        The Board of Directors of Beckman Coulter has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 1, 2004, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown on the reverse side hereof. The nominees for Director for the term expiring in 2007 are:

01. Ronald W. Dollens, 02. Charles A. Haggerty, 03. William N. Kelley, M.D.

        This card constitutes voting instructions to the Trustee only and will be kept confidential by them. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need only sign, date and return the card without marking any box, if you wish to instruct the Trustee to vote in accordance with the Board of Directors' recommendation. If you provide your instructions by telephone or via the Internet you do not need to return this card.

SEE REVERSE SIDE

/*\ FOLD AND DETACH HERE /*\

A T T E N T I O N

TRUSTEE VOTING INSTRUCTION INFORMATION
BENEFIT EQUITY TRUST

Please provide your instructions to the Trustee promptly. All instructions must be received by March 29, 2004 to be included in the tabulation for the Trustee's vote.

The Benefit Equity Trust was established to assist Beckman Coulter, Inc. in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter, Inc. Benefit Equity Trust. However, pursuant to the terms of the trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter, Inc. Employees' Stock Purchase Plan by directing the vote of the Trust's holdings of Beckman Coulter Common Stock.

We encourage you to provide us with your direction by completing and returning the above Trustee Voting Instruction Card or by telephone or via the Internet. Please see the reverse side of this card for more information on these three ways to submit your instructions. If you do so by telephone or via the Internet, you do not need to return the instruction card.

All Beckman Coulter Common Stock shares held in the trust will be voted by Mellon Bank, N.A., as trustee, and the vote will be in the same proportions as the number of instructions received by us. Accordingly, we are looking forward to your assistance in providing us with your voting preferences. Your voting instructions will be kept confidential.

MELLON BANK, N.A., TRUSTEE Beckman Coulter, Inc. Benefit Equity Trust

February 2004

X	Please mark your votes as in this example.	7785

The Instruction Card must be properly executed in order for shares to be voted in the manner directed herein by the undersigned. If properly executed, but no direction is given, it will be counted as a vote FOR Proposals 1 and 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

		FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	☐	☐	2.	Approval of the Company's 2004 Long-Term Performance Plan.	☐	☐	☐
For, except vote withheld from the following nominee(s)

NOTE:	Please date and sign your name exactly as it appears hereon.
SIGNATURE DATE
/*\ FOLD AND DETACH HERE /*\

YOUR INSTRUCTIONS ARE IMPORTANT.

Please consider the proposals discussed in the proxy statement and instruct the Trustee as follows:

•	To vote online, have this proxy/voting instruction card in hand, access the website http://www.eproxyvote.com/bec1 and follow the instructions.
•	To vote by touch-tone telephone, have this proxy/voting instruction card in hand, call 1-877-779-8683 toll free from the U.S. or Canada, and follow the instructions.
•
To vote by mail, complete, sign, date and mail this proxy card in the U.S. postage-paid envelope included with the proxy statement or send it to Beckman Coulter, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8531, Edison, New Jersey 08818-9112.

You can vote by phone or via the Internet anytime on or before March 29, 2004.

You may receive other Proxy or Voting Instruction Cards solicited by the Beckman Coulter Board of Directors if you own Beckman Coulter Common Stock or if it is held on your behalf or if there are differences in the recording of your name on employee and stock registration records. Please vote or grant a proxy for each such card you receive in order to assure a quorum for the meeting and to assure that all shares are represented. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide your instruction or grant a proxy, you must have each proxy/voting instruction card in hand.

Beckman Coulter, Inc.

Telephone Voting Script

Toll Free: 1-877-PRX-VOTE or 1-877-779-8683
1.
Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2.
Enter the series of numbers that appears within the shaded area on your proxy card, instruction card or ballot, followed by the pound sign.

3.
One moment please while we verify your information.

4.
Enter the last four digits of the U.S. social security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.
The company that you are voting is Beckman Coulter, Inc.

6.
Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7.
To vote all proposals in accordance with the recommendations of the Board of directors, press 1. If you wish to vote on one proposal at a time, press 2.
        If 1, go to 12.
        If 2, go to 8.

8.
Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.
        If 1, go to 9.
        If 2, go to 9.
        If 3, go to Director Exception.

Director Exception
Enter the 2-digit number next to the nominee from whom you would like to withhold your vote, followed by the pound key. Or, if you have completed voting on directors, press the pound key again.
If pound key entered, go to 8. If valid nominee number, go to Next Nominee.

Next Nominee
To withhold your vote from another nominee enter the 2-digit number next to the nominee followed by the pound key. Or if you have completed voting on directors press the pound key again.
If pound key entered, go to 8. If valid nominee number, go to Next Nominee.
Invalid Nominee Number
You have entered an invalid nominee number.
{Go to Next Nominee.}

1

9.
Item # 2. To vote for, press 1; against, press 2; to abstain, press 3.
        If 1, go to 10.
        If 2, go to 10.
        If 3, go to 10.

10.
If you would like to attend the annual meeting, press 1. If not, press 2.
        If 1, go to 11.
        If 2, go to 11.

11.
You have cast your vote as follows:

{Playback back the appropriate vote for this proxy card.}

Default Playback
You have voted in the manner recommended by the board of directors.
Director Proposal Playback
For all nominees Or For all nominees except for the following nominee numbers Or Withhold For all nominees

For/Against/Abstain Proposal Playback
Item # {For -- Against -- Abstain}

12.
Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.

No Key Pressed
Go to the same item (repeat three times); otherwise, go to Error.
Invalid Number
Go to the same item (repeat three times); otherwise, go to Error.
Error
We are unable to process your request at this time. Thank you for calling.
{Call ends.}

2

STEP 1

Welcome to the EquiServe online voting wizard!

Just follow a few simple steps to complete the secure online voting process:

Authentication:	Login using your voter control number
Voting:	Cast your vote and receive your confirmation online
Finish:	Update your address and review other options

If you have more than one proxy card, instruction card or ballot, please vote them one card at a time. To get started now, login below and click "Continue".

Step 1: Authentication
Enter the series of numbers that appears within the shaded
area on your proxy card, instruction card or ballot.
Enter the last 4 digits of the U.S. social security number	CONTINUE ›
(SSN) or the U.S. taxpayer identification number (TIN) for this account.*
*If you do not have a SSN or TIN for this account, please leave this box blank.

VOTE BY NET

    STEP 2

Welcome

  [NAME]
  [ADDRESS]

CONTINUE ›

      STEP 3

BECKMAN COULTER, INC.
PROXY/VOTING INSTRUCTION CARD

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
Beckman Coulter, Inc. Headquarters, Fullerton, California
Thursday, April 1, 2004, 10:00 A.M.

The undersigned hereby authorizes and appoints Peter B. Dervan, Ph.D. and John P. Wareham and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 2004 Annual Meeting of Stockholders or any adjournments or postponements thereof.

Nominees for Director for Term Expiring in 2007:
01. Ronald W. Dollens, 02. Charles A. Haggerty, 03. William N. Kelley, M.D.

This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares, if any, held under the Company's Dividend Reinvestment Plan and in EquiServe book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Company's Savings Plan.

Beckman Coulter, Inc. Directors recommend a vote:

  "FOR" all Nominees
  "FOR" Proposal 2

Check this box to cast your vote in accordance with the recommendations of Beckman Coulter, Inc. Directors:    ☐

Beckman Coulter, Inc. Directors recommend a vote "FOR" all Nominees.

1.	Election of Directors	☐ FOR ALL NOMINEES, except as noted below ☐ WITHHOLD AS TO ALL NOMINEES
☐ Ronald W. Dollens ☐ Charles A. Haggerty ☐ William N. Kelley, M.D.
Beckman Coulter, Inc. Directors recommend a vote "FOR" Proposal 2.
2.	Approval of the Company's 2004 Long-Term Performance Plan.	☐ FOR ☐ AGAINST ☐ ABSTAIN
If applicable, click the option box:		☐ Please check this box if you plan to attend the Annual Meeting.
To cast your vote please click "Submit". (NOTE: Your vote will not be counted until you click "Submit".)		SUBMIT -->

VOTE BY NET

STEP 3	PRINT THIS PAGE

  [NAME]
  [ADDRESS]

  Control Number: [XXXX]
  Confirmation Number: [XXXX]
  Date: [DAY, DATE, TIME]

Thank you for using EquiServe's Vote-By-Net facility.

Step 3: Summary of your vote

Your vote was recorded by EquiServe as follows:

1.	Election of Directors	[VOTE]
2.	Approval of the Company's 2004 Long-Term Performance Plan.	[VOTE]
Please check this box if you plan to attend the Annual Meeting

Please keep a copy for your records. To change your vote click "Back".

You can now vote another ballot or click "Finish" to exit to Beckman Coulter, Inc. Homepage.

« BACK        FINISH

STEP 1

Welcome to the EquiServe online voting wizard!

Just follow a few simple steps to complete the secure online voting process:

Authentication:	Login using your voter control number
Voting:	Cast your vote and receive your confirmation online
Finish:	Update your address and review other options

If you have more than one proxy card, instruction card or ballot, please vote them one card at a time. To get started now, login below and click "Continue".

Step 1: Authentication
Enter the series of numbers that appears within the shaded
area on your proxy card, instruction card or ballot.
Enter the last 4 digits of the U.S. social security number	CONTINUE ›
(SSN) or the U.S. taxpayer identification number (TIN) for this account.*
*If you do not have a SSN or TIN for this account, please leave this box blank.

    STEP 2

Welcome

  [NAME]
  [ADDRESS]

CONTINUE ›

      STEP 3

TRUSTEE VOTING INSTRUCTION CARD
BECKMAN COULTER, INC. ("BECKMAN COULTER") BENEFIT EQUITY TRUST

The Board of Directors of Beckman Coulter has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 1, 2004, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown on the reverse side hereof. The nominees for Director for the term expiring in 2007 are:

01. Ronald W. Dollens, 02. Charles A. Haggerty, 03. William N. Kelley, M.D.

This card constitutes voting instructions to the Trustee only and will be kept confidential by them. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

Mellon Trust

A T T E N T I O N

TRUSTEE VOTING INSTRUCTION INFORMATION
BENEFIT EQUITY TRUST

Please provide your instructions to the Trustee promptly. All instructions must be received by March 29, 2004 to be included in the tabulation for the Trustee's vote.

The Benefit Equity Trust was established to assist Beckman Coulter, Inc. in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter, Inc. Benefit Equity Trust. However, pursuant to the terms of the trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter, Inc. Employees' Stock Purchase Plan by directing the vote of the Trust's holdings of Beckman Coulter Common Stock.

We encourage you to provide us with your direction by completing and returning the above Trustee Voting Instruction Card or by telephone or via the Internet. Please see the reverse side of this card for more information on these three ways to submit your instructions. If you do so by telephone or via the Internet, you do not need to return the instruction card.

All Beckman Coulter Common Stock shares held in the trust will be voted by Mellon Bank, N.A., as trustee, and the vote will be in the same proportions as the number of instructions received by us. Accordingly, we are looking forward to your assistance in providing us with your voting preferences. Your voting instructions will be kept confidential.

MELLON BANK, N.A., TRUSTEE
Beckman Coulter, Inc.
Benefit Equity Trust

February 2004

Beckman Coulter, Inc. Directors recommend a vote:

  "FOR" all Nominees
  "FOR" Proposal 2

Check this box to cast your vote in accordance with the recommendations of Beckman Coulter, Inc. Directors:    ☐

Beckman Coulter, Inc. Directors recommend a vote "FOR" all Nominees.

1.	Election of Directors	☐ FOR ALL NOMINEES, except as noted below ☐ WITHHOLD AS TO ALL NOMINEES
☐ Ronald W. Dollens ☐ Charles A. Haggerty ☐ William N. Kelley, M.D.
Beckman Coulter, Inc. Directors recommend a vote "FOR" Proposal 2.
2.	Approval of the Company's 2004 Long-Term Performance Plan.	☐ FOR ☐ AGAINST ☐ ABSTAIN
To cast your vote please click "Submit". (NOTE: Your vote will not be counted until you click "Submit".)		SUBMIT -->

STEP 3	PRINT THIS PAGE

  [NAME]
  [ADDRESS]

  Control Number: [XXXX]
  Confirmation Number: [XXXX]
  Date: [DAY, DATE, TIME]

Thank you for using EquiServe's Vote-By-Net facility.

Step 3: Summary of your vote

Your vote was recorded by EquiServe as follows:

1.	Election of Directors	[VOTE]
2.	Approval of the Company's 2004 Long-Term Performance Plan.	[VOTE]

Please keep a copy for your records. To change your vote click "Back".

You can now vote another ballot or click "Finish" to exit to Beckman Coulter, Inc. Homepage.

« BACK        FINISH

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
INTRODUCTION
VOTING INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AUDIT AND FINANCE COMMITTEE REPORT(1)
PROPOSAL 2: APPROVAL OF THE COMPANY'S 2004 LONG TERM PERFORMANCE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(2)
PERFORMANCE GRAPH(3)
INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT
DEADLINE FOR STOCKHOLDER PROPOSALS
OTHER BUSINESS
  APPENDIX A
  APPENDIX B